EXHIBIT 4.1

EXECUTION COPY

FIRST LIEN CREDIT AGREEMENT

dated as of

April 8, 2005

among

THE GOODYEAR TIRE & RUBBER COMPANY,
as Borrower,

The LENDERS Party Hereto,

The ISSUING BANKS Party Hereto,

CITICORP USA, INC.,
as Syndication Agent,

BANK OF AMERICA, N.A.,
as Documentation Agent,

THE CIT GROUP/BUSINESS CREDIT, INC.,
as Documentation Agent,

GENERAL ELECTRIC CAPITAL CORPORATION,
as Documentation Agent,

GMAC COMMERCIAL FINANCE LLC,
as Documentation Agent

and

JPMORGAN CHASE BANK, N.A.
as Administrative Agent and Collateral Agent

J.P. MORGAN SECURITIES INC.,	CITIGROUP GLOBAL MARKETS INC.,
as Joint Lead Arranger	as Joint Lead Arranger
and Joint Bookrunner	and Joint Bookrunner

[CS&M 6701-315]

SCHEDULES:

Schedule 1.01A	—	Consent Subsidiaries
Schedule 1.01B	—	Mortgaged Properties
Schedule 1.01C	—	Senior Subordinated-Lien Indebtedness
Schedule 2.01	—	Commitments
Schedule 2.04	—	Existing Letters of Credit
Schedule 3.10(b)	—	Mortgaged Properties
Schedule 3.10(c)	—	Material Intellectual Property
Schedule 4.01	—	Post-Effective Date Delivery Requirements
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.05(j)(ii)	—	Additional Equity Interests
Schedule 6.06	—	Asset Dispositions
Schedule 6.08	—	Customer Capital Expenditures

EXHIBITS:

Exhibit A	—	Form of Borrowing Request
Exhibit B	—	Form of Interest Election Request
Exhibit C	—	Form of Promissory Note
Exhibit D	—	Form of Assignment and Assumption
Exhibit E-1	—	Form of Opinion of Borrower’s Outside Counsel
Exhibit E-2	—	Form of Opinion of Borrower’s General Counsel
Exhibit F	—	Form of Lenders Lien Subordination and Intercreditor Agreement
Exhibit G	—	Form of Guarantee and Collateral Agreement
Exhibit H	—	Form of Second Lien Guarantee and Collateral Agreement
Exhibit I	—	Third Lien Collateral Agreement
Exhibit J	—	Form of European Guarantee and Collateral Agreement
Exhibit K	—	Form of Borrowing Base Certificate

     FIRST LIEN CREDIT AGREEMENT dated as of April 8, 2005 (this “Agreement”), among THE GOODYEAR TIRE & RUBBER COMPANY; the LENDERS party hereto; the ISSUING BANKS party hereto; CITICORP USA, INC., as Syndication Agent; BANK OF AMERICA, N.A., as Documentation Agent; THE CIT GROUP/BUSINESS CREDIT, INC., as Documentation Agent; GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent; GMAC COMMERCIAL FINANCE LLC, as Documentation Agent and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent.

          The Borrower has requested the Lenders to extend credit to the Borrower in the form of Borrowings and Letters of Credit in an aggregate principal or stated amount not in excess of $1,500,000,000 at any time outstanding. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth. The proceeds of Borrowings hereunder will be used for working capital and general corporate purposes of the Borrower and the Subsidiaries. Letters of Credit will be used for general corporate purposes of the Borrower and the Subsidiaries.

          Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          “ABL Facilities Agreement” means the Amended and Restated Term Loan and Revolving Credit Agreement dated as of February 19, 2004, as amended, among the Borrower, certain lenders, JPMCB, as administrative agent, Citicorp USA, Inc., as syndication agent, and Bank of America, N.A. and The CIT Group/Business Credit, Inc., as documentation agents.

          “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          “Access Agreement” means a written agreement granting access rights with respect to any Accounts or Inventory of the Borrower or any of the other Grantors located at any third party location, in form and substance reasonably satisfactory to the Administrative Agent.

          “Account” has the meaning specified in the UCC.

          “Account Debtor” means the Person who is primarily obligated under, with respect to or on account of an Account.

          “Accounts Receivable Reserves” means, on any date, an amount (calculated in accordance with the current and historical accounting practices of the Borrower) equal to the sum of reserves for volume rebates, cash discounts, Federal excise taxes and warranties maintained on the Borrower’s general ledger with respect to Eligible Accounts Receivable, in each case without duplication of any amounts that are included in the Dilution Factors for such period or excluded from the value of Eligible Accounts Receivable pursuant to the definition thereof, and each such reserve to be subject to adjustment by the Administrative Agent or the Majority Lenders in their discretion (not to be exercised unreasonably) based on the results of collateral and borrowing base evaluations (including with respect to Customer Capital Expenditures) and monitoring conducted by the Administrative Agent and its designated representatives. Any such adjustment by the Administrative Agent or the Majority Lenders shall be made by written notice to the Borrower setting forth in reasonable detail the basis for such adjustment, and shall become effective for purposes of the first Borrowing Base Certificate that is delivered pursuant to Section 5.09 at least five Business Days after the date of receipt by the Borrower of such written notice.

          “Additional Inventory Reserves” means, on any date, an amount equal to the sum of the following reserves established by the Administrative Agent with respect to Eligible Inventory, without duplication of any deductions made pursuant to the definitions of “Eligible Inventory”, “Inventory Reserves” and “Inventory Value”:

     (a) a reserve for “slow moving” Eligible Inventory equal to 75% of the amount in excess of a 12 month supply on hand;

     (b) a reserve for (i) private label Eligible Inventory relating to the North America Tire Division and (ii) private label Eligible Inventory relating to the Engineered Products Division;

     (c) a reserve for freight, duties and insurance for Eligible Inventory representing in transit Inventory equal to $5,000,000;

     (d) a reserve for shrink or discrepancies that arise pertaining to Eligible Inventory quantities on hand between the Borrower’s perpetual accounting system and physical counts of the Eligible Inventory which will be equal to the amount of any such discrepancy, if any, that is in excess of 2.0%; and

     (e) any other reserve as deemed appropriate by the Administrative Agent or the Majority Lenders in their discretion (not to be exercised unreasonably) based on the results of collateral and borrowing base evaluations and monitoring conducted by the Administrative Agent and its designated representatives.

          The reserves described in clauses (a), (b), (c), (d) and (e) above shall be subject to adjustment (and, in the case of clause (e), establishment) by the Administrative Agent or the Majority Lenders in their discretion (not to be exercised unreasonably) based on the results of collateral and borrowing base evaluations and monitoring conducted by the Administrative Agent and its designated representatives. Any such adjustment or the establishment of a reserve pursuant to clause (e) by the Administrative Agent or the Majority Lenders shall be made by written notice to the Borrower setting forth in reasonable detail the basis for such adjustment or reserve, and shall become effective for purposes of the first Borrowing Base Certificate that is delivered pursuant to Section 5.09 at least five Business Days after the date of receipt by the Borrower of such written notice.

          “Adjusted Eligible Accounts Receivable” means, on any date, an amount equal to (a) Eligible Accounts Receivable minus (b) the sum of, without duplication, (i) the Dilution Reserve and (ii) the Accounts Receivable Reserves.

          “Adjusted Eligible Finished Goods” means, on any date and with respect to any division of the Borrower, an amount equal to (a) Eligible Finished Goods relating to such division minus (b) the Inventory Reserves with respect to the Eligible Inventory included in such Eligible Finished Goods minus (c) the Additional Inventory Reserves with respect to the Eligible Inventory included in such Eligible Finished Goods.

          “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          “Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          “Agents” means the Administrative Agent and the Collateral Agent.

          “Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          “Applicable Rate” shall mean, for any day, with respect to (a) any Loan, (b) the Deposit or (c) the Revolving Commitments, the applicable rate per annum set forth under the appropriate caption in the table below, in each case based upon the Reference Availability (as defined below) then in effect, except that if an Event of Default shall have occurred under clause (a), (b), (h) or (i) of Section 7.01 or as a result of a breach of Section 5.09(a) (for so long as a new Borrowing Base Certificate has not been delivered), 6.09 or 6.10 and shall then be continuing, the Applicable Rate shall be determined by reference to Category 3 in the table below:

	Eurodollar	ABR		Commitment
Reference Availability :	Spread	Spread	Deposit Fee	Fee
Category 1 >$400,000,000	1.750%	0.750%	1.750%	0.500%
Category 2 ≤$400,000,000 and >$250,000,000	2.000%	1.000%	2.000%	0.400%
Category 3 ≤$250,000,000	2.250%	1.250%	2.250%	0.375%

The “Reference Availability” for each day shall be the amount determined by the Administrative Agent as of the second Business Day (the “Applicable Delivery Date”) following the then most recent delivery of a Borrowing Base Certificate to be the average of the Available Commitments as of the end of each of the 30 consecutive days immediately preceding the Applicable Delivery Date; provided that at all times prior to the second Applicable Delivery Date, the Applicable Rate shall be determined by reference to Category 1 in the table above.

          “Applicable Rating” shall mean, at any time, each of (a) the public corporate credit rating assigned to the Borrower at such time by Standard & Poor’s and (b) the public senior implied rating assigned to the Borrower at such time by Moody’s.

          “Approved Fund” means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          “Arrangers” means J.P. Morgan Securities Inc., as Joint Lead Arranger and Joint Bookrunner, and Citigroup Global Markets Inc., as Joint Lead Arranger and Joint Bookrunner, for the credit facilities established by this Agreement.

          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.

          “Attributable Debt” means, with respect to any Sale and Leaseback Transaction, the present value (computed in accordance with GAAP and, in the case of a Sale and Leaseback Transaction that does not result in Capital Lease Obligations, as if the obligations incurred in connection with such Sale and Leaseback Transaction were Capital Lease Obligations) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of (i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (ii) the Attributable Debt determined assuming no such termination.

          “Available Commitments” means, at the time of any determination, an amount equal to the difference between (a) the lesser of the Borrowing Base and the aggregate amount of the Commitments in effect at such time minus (b) the aggregate amount of the Credit Exposures at such time.

          “Benchmark LIBO Rate” has the meaning set forth in Section 2.01(d).

          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.

          “Borrower” means The Goodyear Tire & Rubber Company, an Ohio corporation.

          “Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          “Borrowing Base” means, at the time of any determination, an amount equal to the sum of, without duplication, (a) 85% of Adjusted Eligible Accounts Receivable and (b) (i) if the Effective Advance Rate is equal to or greater than the percentage equal to 85% of the Recovery Rate, 85% multiplied by the Recovery Rate multiplied by the Inventory Value of all Inventory of the Borrower and each other Grantor or (ii) if the Effective Advance Rate is less than the percentage equal to 85% of the Recovery Rate, (A) the sum of (x) 35% of Eligible Raw Materials plus (y) 65% of Adjusted Eligible Finished Goods relating to the North American Tire Division, the Retail Division, the Engineered Products Division, the Chemical Products Division and Wingfoot, respectively, plus (z) 35% of Eligible Work in Process minus (B) the Rent Reserve, minus (C) the Priority Payables Reserve (the amount in clause (ii) collectively, the “Inventory Advance Amount”). The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the

Administrative Agent pursuant to Section 5.09, except that prior to the first such delivery under Section 5.09, the Borrowing Base shall be determined by reference to the most recent Borrowing Base Certificate (as defined in the ABL Facilities Agreement) delivered to the Administrative Agent pursuant to Section 5.09 of the ABL Facilities Agreement. Subject to the provisions of Section 9.02(b)(ix), standards of eligibility and reserves relating to the components of the Borrowing Base may be revised and adjusted from time to time by the Administrative Agent or the Majority Lenders in their discretion (not to be exercised unreasonably) based on the results of collateral and borrowing base evaluations and monitoring conducted by the Administrative Agent and its designated representatives. Any such revision or adjustment by the Administrative Agent or the Majority Lenders shall be made by written notice to the Borrower setting forth in reasonable detail the basis for such revision or adjustment, and shall become effective for purposes of the first Borrowing Base Certificate that is delivered pursuant to Section 5.09 at least five Business Days after the date of receipt by the Borrower of such written notice.

          “Borrowing Base Availability” means, at the time of any determination, an amount equal to the lesser of the Borrowing Base at such time and the aggregate amount of the Commitments at such time.

          “Borrowing Base Certificate” means a certificate substantially in the form of Exhibit K hereto (with such changes therein as may be reasonably requested by the Administrative Agent from time to time to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified on behalf of the Borrower as accurate and complete in all material respects by a Financial Officer of the Borrower, which shall include appropriate exhibits, schedules, supporting documentation and additional reports as (a) outlined in Exhibit K hereto, (b) reasonably requested by the Administrative Agent and (c) provided for in Section 5.09.

          “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 in substantially the form of Exhibit A hereto.

          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          “Canadian Benefit Plans” means all material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Credit Party having employees in Canada.

          “Canadian Dollars” refers to lawful money of Canada.

          “Canadian Pension Plans” means each plan which is a registered pension plan within the meaning of the Income Tax Act (Canada).

          “Canadian Security Agreements” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

          “Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and the Subsidiaries that are (or would be) set forth in a statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period prepared in accordance with GAAP, excluding capitalized software expenses, and (b) Capital Lease Obligations incurred by the Borrower and its Consolidated Subsidiaries during such period (other than any such Capital Lease Obligations that shall relate to assets acquired in transactions reflected in Capital Expenditures for any earlier period). For purposes of this definition, (i) the purchase price of equipment or other fixed assets that are purchased simultaneously with the trade-in of existing assets or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such assets for the assets being traded in at such time or the amount of such insurance proceeds, as the case may be, (ii) acquisitions permitted by Section 6.05(e) shall be excluded and (iii) “Capital Expenditures” in respect of any period shall be reduced by the amount of Customer Capital Expenditures that are directly paid by customers during such period and by the amount of reimbursements the Borrower or any Subsidiary shall have received during such period from customers in respect of Customer Capital Expenditures; provided that (A) the aggregate amount of such reductions in respect of Customer Capital Expenditures under the programs specified in Schedule 6.08 shall not exceed $160,000,000 during the term of this Agreement and (B) the aggregate amount of such reductions in respect of Customer Capital Expenditures made other than under the program specified in Schedule 6.08 shall not exceed $50,000,000 in any fiscal year. “Capital Expenditures” shall also include, without duplication, all Investments made under Section 6.05(k)(ii).

          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          “Cash Equivalent” means, at any time, a financial instrument issued by any permitted issuer of a Permitted Investment that at such time is immediately convertible to cash at face value without any penalty, premium or loss of discount.

          “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the United States Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) directors on the date hereof or nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

          “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          “Chemical Products Division” means those standard business units of the Borrower and the other Grantors classified as the “Chemical Products Division” on the Borrower’s perpetual inventory records.

          “Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or DF Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a DF Commitment.

          “CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

          “Collateral” means all the assets and rights that secure any of the Obligations pursuant to the Security Documents.

          “Collateral Agent” means JPMCB, in its capacity as collateral agent for the Lenders under the Guarantee and Collateral Agreement and the other Security Documents.

          “Commitment” means a Revolving Commitment or a DF Commitment or any combination thereof (as the context requires).

          “Commitment Termination Date” means April 30, 2010.

          “Consent Subsidiary” means (a) any Subsidiary listed on Schedule 1.01A and (b) any Subsidiary not on Schedule 1.01A or formed or acquired after the Effective Date, in respect of which (A) the consent of any Person other than the Borrower or any Wholly Owned Subsidiary is required by applicable law or the terms of any organizational document of such Subsidiary or other agreement of such Subsidiary or any Affiliate of such Subsidiary in order for such Subsidiary to execute the Guarantee and Collateral Agreement as a Grantor or a Subsidiary Guarantor and perform its obligations thereunder, or in order for Equity Interests of such Subsidiary to be pledged under the Security Documents, as the case may be, and (B) the Borrower endeavored in good faith to obtain such consents and such consents shall not have been obtained. Notwithstanding the foregoing, no Subsidiary shall be a Consent Subsidiary at any time that it is a guarantor of, or has provided any collateral to secure, Indebtedness for borrowed money of the Borrower, and any Consent Subsidiary (including a Consent Subsidiary listed in Schedule 1.01A) that at any time ceases to meet the test set forth in clause (A) shall cease to be a Consent Subsidiary. No Subsidiary shall be a Consent Subsidiary if it is a Guarantor or a Grantor under the Second Lien Guarantee and Collateral Agreement or the Third Lien Collateral Agreement, a US Guarantor or a US Facilities Grantor under the European Guarantee and Collateral Agreement or a Subsidiary Guarantor or Grantor Subsidiary Guarantor under the Junior Lien Indenture.

          “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum for the Borrower and its Consolidated Subsidiaries of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) all non-cash non-recurring charges for such period, (v) all Rationalization Charges for such period, (vi) other expense for such period, (vii) equity in losses of affiliates for such period, (viii) foreign exchange currency losses for such period and (ix) minority interest in net income of subsidiaries for such period, minus (b) without duplication, to the extent included in determining such Consolidated Net Income (except with respect to (ii) and (iii) below), (i) any non-cash extraordinary gains for such period, (ii) cash expenditures (other than Rationalization Charges) during such period in respect of items that resulted in non-cash non-recurring charges during any prior period after March 31, 2005, (iii) Excess Cash Rationalization Charges, (iv) other income for such period, (v) equity in earnings of affiliates for such period, (vi) foreign exchange currency gains for such period and (vii) minority interest in net losses of subsidiaries for such period, all determined on a consolidated basis in accordance with GAAP. Each item referred to in this definition and not defined elsewhere in this Agreement will be computed by a method consistent with that used in preparing the financial statements referred to in Section 3.04.

          “Consolidated Interest Expense” means, for any period, the sum, without duplication, of (a) the consolidated interest expense (including imputed interest expense in respect of Capital Lease Obligations and excluding fees and other origination costs included in interest expense and arising from Indebtedness incurred at any time) of the Borrower and its Consolidated Subsidiaries for such period, determined in accordance with GAAP but excluding capitalized interest, (b) all cash dividends paid during such period in respect of Permitted Preferred Stock and (c) all finance expense related to Securitization Transactions of the Borrower and its Consolidated Subsidiaries for such period, excluding amortization of origination and other fees.

          “Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

          “Consolidated Net Secured Indebtedness” means, at any date, (a) the sum for the Borrower and its Consolidated Subsidiaries for such period, without duplication, of (i) all Indebtedness (other than obligations in respect of Swap Agreements) that is included on the Borrower’s consolidated balance sheet and is secured by any assets of the Borrower or a Consolidated Subsidiary, (ii) all Capital Lease Obligations, (iii) all synthetic lease financings, (iv) all Indebtedness of South Pacific Tyres that is secured by any of its assets or assets of the Borrower or a Consolidated Subsidiary and (v) all Securitization Transactions, minus (b) the aggregate amount of cash, cash equivalents and Permitted Investments in excess of $400,000,000 held at such time by the Borrower and the Consolidated Subsidiaries, all determined in accordance with GAAP. For purposes of computing Consolidated Net Secured Indebtedness, the amount of any synthetic lease financing shall equal the amount that would be capitalized in respect of such lease if it were a Capital Lease Obligation.

          “Consolidated Revenue” means, for any period, the revenues of the Borrower and its Consolidated Subsidiaries for such period, determined in accordance with GAAP.

          “Consolidated Subsidiary” means, at any date, each Subsidiary the accounts of which would be consolidated with those of the Borrower in the Borrower’s consolidated financial statements in accordance with GAAP.

          “Consolidated Total Assets” means, at any date, the total assets of the Borrower and its Consolidated Subsidiaries, determined in accordance with GAAP.

          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

          “Credit Documents” means this Agreement, the Issuing Bank Agreements, any letter of credit applications referred to in Section 2.04(a) or (b), any promissory notes delivered pursuant to Section 2.08(e), the Security Documents, the Lenders Lien Subordination and Intercreditor Agreement and the Lien Subordination and Intercreditor Agreement.

          “Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and such Lender’s LC Exposure at such time.

          “Credit Facilities Agreements” means this Agreement, the Second Lien Agreement and the European Facilities Agreement.

          “Credit Facilities Documents” means the Credit Facilities Agreements, the Guarantee and Collateral Agreement, the Second Lien Guarantee and Collateral Agreement, the European Guarantee and Collateral Agreement and the other Security Documents (as such term is defined in any Credit Facilities Agreement).

          “Credit Party” means the Borrower, each Subsidiary Guarantor and each Grantor.

          “Customer Capital Expenditures” shall mean all or any portion of the purchase price of equipment or other fixed assets purchased for use in the business of the Borrower or any Subsidiary that is paid directly, or reimbursed to the Borrower or any Subsidiary, by customers of the Borrower or any of the Subsidiaries that are not Affiliates of the Borrower.

          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          “Deposit” means, with respect to each Lender at any time, amounts actually on deposit in the Deposit Account to the credit of such Lender’s Sub-Account at such time.

          “Deposit Account” means the “Goodyear 2005 First Lien Credit Agreement Deposit Account” established by the Administrative Agent at JPMCB pursuant to Section 2.01(a).

          “Deposit Return” has the meaning set forth in Section 2.01(d).

          “Deposit-Funded Agreement” means the Deposit-Funded Credit Agreement dated as of August 17, 2004, among the Borrower, certain lenders, certain issuing banks, BNP Paribas, as syndication agent, and JPMCB, as administrative agent.

          “Designated Debt” means Indebtedness of the Borrower that matures during any of the calendar years 2005, 2006, 2007 and 2008.

          “DF Applicable Percentage” means, with respect to any Lender, the percentage of the DF Total Commitment represented by such Lender’s DF Commitment. If the DF Commitments have been reduced to zero, the DF Applicable Percentages shall be determined based upon the DF Commitments most recently in effect, giving effect to any assignments.

          “DF Availability Period” means the period from and including the Effective Date to but excluding the earlier of (a) the Commitment Termination Date and (b) any other date on which the DF Commitments are reduced to zero.

          “DF Commitment” means, with respect to each Lender, an amount representing the maximum permitted aggregate amount of such Lender’s DF Credit Exposure hereunder, as such amount may be (a) reduced from time to time pursuant to Section 2.07 or increased from time to time pursuant to Section 9.02(c) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. For the avoidance of doubt, a Lender’s DF Commitment shall be deemed “unused” at any time to the extent it exceeds such Lender’s DF Credit Exposure at such time. The initial amount of each Lender’s DF Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its DF Commitment, as applicable. The initial aggregate amount of the DF Lenders’ Commitments is $500,000,000.

          “DF Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s DF Loans and such Lender’s DF LC Exposure at such time.

          “DF LC Disbursement” means a payment made by any Issuing Bank pursuant to a DF Letter of Credit.

          “DF LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of the Dollar Equivalents of all outstanding DF Letters of Credit at such time plus (b) the aggregate amount of the Dollar Equivalents of all DF LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time (by the borrowing of Loans or otherwise). The DF LC Exposure of any Lender at any time shall be its DF Applicable Percentage of the total DF LC Exposure at such time.

          “DF Lender” means a Lender with a DF Commitment or, if the DF Commitments have been reduced to zero, a Lender with a DF Credit Exposure.

          “DF Letter of Credit” means, at any time, each Letter of Credit outstanding at such time as a DF Letter of Credit pursuant to Section 2.04(a).

          “DF Loan” means a Loan made pursuant to Section 2.02(a)(ii).

          “DF Total Commitment” means, at any time, the aggregate amount of all the DF Commitments at such time.

          “Dilution Factors” means, with respect to any period, the aggregate amount recorded (in a manner consistent with current and historical accounting practices of the Borrower) to reduce Eligible Accounts Receivable on account of deductions, credit memos (net of related re-bills), returns, incorrect billings, adjustments, allowances, bad debt write-offs and other non-cash credits, in each case without duplication of any amounts relating to reserves for volume rebates or cash discounts or any other items that are included in the Accounts Receivable Reserves for such period or excluded from the value of Eligible Accounts Receivable pursuant to the definition thereof.

          “Dilution Ratio” means, on any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the 12 most recently ended fiscal months divided by (b) total gross sales for the 12 most recently ended fiscal months.

          “Dilution Reserve” means, on any date, (a) the applicable Dilution Ratio on such date multiplied by (b) (i) Eligible Accounts Receivable on such date minus (ii) the Accounts Receivable Reserves on such date.

          “Disclosure Documents” means (a) the Information Memorandum, (b) reports of the Borrower on Forms 10-K, 10-Q and 8-K, and any amendments thereto, that shall have been filed with the Securities and Exchange Commission on or prior to March 24, 2005, or (ii) filed with the Securities and Exchange Commission after such date and prior to the Effective Date and delivered to the Administrative Agent prior to the date hereof.

          “Dividend Availability Period” means a period commencing on the first date that the Applicable Ratings are Ba2 or better and BB or better, respectively, and ending on the first date thereafter that either Applicable Rating has for a consecutive 12-month period been lower than Ba3 or BB-. If at any time either, but not both, of the Applicable Ratings is not so maintained as a public rating, the Applicable Rating that is not maintained shall be disregarded and the commencement, continuance or termination of any Dividend Availability Period shall be based solely on the Applicable Rating that is maintained as a public rating (i.e., as if the Applicable Rating not so maintained were Ba2 or better or BB or better, as applicable). At any time that each of the Applicable Ratings is not maintained as a public rating, each shall be deemed to be lower than Ba3 or BB-, as applicable.

          “Documentation Agent” means each of Bank of America, N.A., The CIT Group/Business Credit, Inc., General Electric Capital Corporation and GMAC Commercial Finance LLC, in its capacity as documentation agent hereunder.

          “Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in dollars, such amount, and (b) with respect to any amount in Canadian Dollars, Euros or Pounds Sterling, the equivalent in dollars of such amount, determined by the Administrative Agent using the Exchange Rate or the LC Exchange Rate, as applicable, with respect to Canadian Dollars, Euros or Pounds Sterling, as the case may be, in effect for such amount on such date. The Dollar Equivalent amount at any time of any Letter of Credit or LC Disbursement denominated in Canadian Dollars, Euros or Pounds Sterling shall be the amount most recently determined as provided in Section 1.03(b).

          “dollars” or “$” refers to lawful money of the United States of America.

          “Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

          “Effective Advance Rate” means, on any date, the percentage equal to the Inventory Advance Amount (as defined in the definition of “Borrowing Base”) on such date divided by the Inventory Value of all Inventory of the Borrower and each other Grantor on such date.

          “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          “Eligible Accounts Receivable” means, at the time of any determination, each Account that satisfies the following criteria at the time of such determination: such

Account (a) has been invoiced to, and represents the bona fide amounts due to the Borrower or another Grantor from, the purchaser of goods or services, in each case originated in the ordinary course of business of the Borrower or such Grantor and (b) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (i) through (xxii) below or otherwise deemed by the Administrative Agent or the Majority Lenders in their discretion (not to be exercised unreasonably) to be ineligible for inclusion in the calculation of the Borrowing Base based on the results of collateral and borrowing base evaluations and monitoring conducted by the Administrative Agent and its designated representatives; any such decision by the Administrative Agent or the Majority Lenders shall be made by written notice to the Borrower setting forth in reasonable detail the basis for such decision, and shall become effective for purposes of the first Borrowing Base Certificate that is delivered pursuant to Section 5.09 at least five Business Days after the date of receipt by the Borrower of such written notice. Without limiting the generality of the foregoing, to qualify as Eligible Accounts Receivable an Account shall indicate no Person other than the Borrower or another Grantor as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (a) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower or another Grantor could reasonably be expected to be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), in each case without duplication of any amounts that are included in the Accounts Receivable Reserves or the Dilution Factors for such period, (b) the aggregate amount of all limits and deductions provided for in this definition and (c) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower or another Grantor to reduce the amount of such Account. Standards of eligibility may be fixed from time to time by the Administrative Agent or the Majority Lenders in their discretion (not to be exercised unreasonably) based on the results of collateral and borrowing base evaluations and monitoring conducted by the Administrative Agent and its designated representatives. Any changes to such standards by the Administrative Agent or the Majority Lenders shall be made by written notice to the Borrower setting forth in reasonable detail the basis for such change, and shall become effective for purposes of the first Borrowing Base Certificate that is delivered pursuant to Section 5.09 at least five Business Days after the date of receipt by the Borrower of such written notice. Unless otherwise approved from time to time in writing by the Administrative Agent, an Account shall not be an Eligible Account Receivable (or, in the case of clauses (vii) and (xv) below, the affected portion of such Account shall be deemed not to be an Eligible Account Receivable) if, without duplication:

     (i) the Borrower or another Grantor does not have good and valid title to such Account; or

     (ii) such Account (x) is unpaid more than 60 days from the original due date or (y) has been written off the books of the Borrower or another Grantor or has been otherwise designated on such books as uncollectible; or

     (iii) more than 35% in face amount of all Accounts of the same Account Debtor (x) are unpaid more than 60 days from the original due date or (y) have been written off the books of the Borrower or another Grantor or have been otherwise designated on such books as uncollectible; or

     (iv) the Account Debtor is insolvent or the subject of any bankruptcy case or insolvency proceeding of any kind; or

     (v) such Account is not payable in dollars and/or Canadian Dollars, the Account Debtor is not located (or, for purposes of the Quebec Civil Code, if applicable, its principal place of business or domicile is not located) inside the United States or Canada, the Account Debtor does not have significant assets inside the United States or Canada or the enforceability of such Account is not governed by the laws of the United States or Canada or any of their respective states, provinces, territories or possessions or any political subdivision of any thereof; or

     (vi) the Account Debtor is the United States of America or Canada or any department, agency or instrumentality thereof, unless the Borrower or the other applicable Grantor duly assigns its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, or the Financial Administration Act (Canada), as amended, as applicable, which assignment and related documents and filings shall be in form and substance satisfactory to the Administrative Agent; or

     (vii) to the extent of any security deposit, progress payment, retainage or other similar advance made by or for the benefit of the applicable Account Debtor to which such Account is subject; or

     (viii) such Account (x) is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties to the extent that such a Lien may be perfected by filing UCC financing statements or making such other personal property security filings or registrations as may be required under the laws of the applicable jurisdiction in which such Account Debtor is located or has its principal place of business or domicile (for the purposes of the Quebec Civil Code, if applicable), subject to no other Liens other than Permitted Encumbrances (other than those described in clause (f) of the definition thereof) or (y) does not otherwise conform in all material respects to the applicable representations and warranties contained in the Credit Documents; or

     (ix) (x) such Account was invoiced or payment was received thereon (A) in advance of goods or services provided or (B) more than once or (y) the associated income has not been earned; or

     (x) such Account is a note receivable or non-trade Account or relates to payments for rent or interest; or

     (xi) the sale to the Account Debtor is on a bill-and-hold, sale on approval or consignment (it being understood and agreed that an Account that arises in connection with a sale of such goods by the consignee thereof shall not be deemed to be ineligible by reason of this clause (xi)) or other similar basis or made pursuant to any other agreement (other than an ordinary course customer warranty) providing for repurchases or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory; or

     (xii) the goods giving rise to such Account have not been shipped and title has not been transferred to the Account Debtor or such Account represents a progress-billing; for purposes hereof, progress-billing means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon the Borrower’s or the other applicable Grantor’s completion of any further performance under such contract or agreement; or

     (xiii) such Account arises out of a sale made by the Borrower or another Grantor to an Affiliate (other than an Eligible Affiliate) of the Borrower or such Grantor; or

     (xiv) such Account was created by the Borrower or another Grantor as a new receivable for the unpaid portion of an outstanding Account; or

     (xv) the Account Debtor (x) is a creditor, (y) has or has asserted a right of set-off against the Borrower or another Grantor with respect to such Account (unless such Account Debtor has entered into a written agreement reasonably acceptable to the Administrative Agent to waive such set-off rights) or (z) has disputed its liability (whether by chargeback, dispute or otherwise) or made any asserted or unasserted claim with respect to such Account or any other Account of the Borrower or such other Grantor (as applicable) which has not been resolved, in each case, without duplication, to the extent of the amount owed by the Borrower or such other Grantor (as applicable) to the Account Debtor, the amount of such actual or asserted right of set-off or the amount of such dispute or claim, as the case may be; or

     (xvi) such Account does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, State, provincial, territorial or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board and applicable Canadian provincial consumer protection/cost of credit disclosure legislation; or

     (xvii) such Account is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates that any Person other than the Borrower or another Grantor has or has had or has purported to have or have had an ownership interest in such goods and in the Account resulting from the sale of such goods; or

     (xviii) such Account is an extended terms account, which is not due and payable within 180 days from the original date of invoice; or

     (xix) such Account is created on cash on delivery terms or is payment for freight claims; or

     (xx) to the extent that such Account has been reclassified, as a result of a workout or other similar situation relating to the credit worthiness of the applicable Account Debtor, from an account receivable to a note receivable; or

     (xxi) the Account Debtor has not been instructed by the Borrower or any of the other Grantors to pay such Account directly into a Lockbox Deposit Account in the Lockbox System; or

     (xxii) such Account relates to the Retail Division, unless such Account meets certain criteria and is deemed eligible by the Administrative Agent in its sole discretion.

          Notwithstanding the foregoing, at the time of any determination of Eligible Accounts Receivable, an amount equal to all Eligible Accounts Receivable of any single Account Debtor and its Affiliates which in the aggregate exceed (a) 12% in respect of an Account Debtor that is rated Investment Grade by either Moody’s or Standard & Poor’s or (b) 6% in respect of any other Account Debtor, in each case of the total amount of all Eligible Accounts Receivable at such time of determination shall be deemed not to be Eligible Accounts Receivable to the extent of such excess. In determining the aggregate amount of Accounts from all Account Debtors that are unpaid more than 60 days from the due date pursuant to clause (ii) above, any net credit balances relating to Accounts of any Account Debtor that are unpaid for more than 60 days from the due date shall not be included, to the extent such net credit balances do not exceed the total Accounts (excluding any Accounts that are included in the calculation of such net credit balances) that are unpaid from such Account Debtor.

          “Eligible Affiliate” means any Affiliate of the Borrower, provided that (a) the Borrower or any of its other Affiliates does not Control such Affiliate, (b) the Borrower and the Subsidiaries do not own, control or hold, directly or indirectly, individually or in the aggregate, Equity Interests of such Affiliate representing 50% or more of the equity or 50% or more of the voting power or, in the case of a partnership, 50% or more of the general partnership interests of such Affiliate, (c) the accounts of such Affiliate are not consolidated with those of the Borrower in the Borrower’s consolidated financial statements (and are not required to be so consolidated in accordance with GAAP), (d) each Account due to the Borrower or another Grantor from such Affiliate requires payment for the goods sold or leased or the services rendered to such Affiliate in cash and on terms that are no less favorable to the Borrower or such Grantor, as the case may be, than those that could be obtained at such time in arm’s-length dealings with a Person who is not such an Affiliate and (e) such Affiliate meets any other eligibility standard or requirement that is imposed by the Administrative Agent or the Majority Lenders in their discretion (not to be exercised unreasonably) based on the results of collateral and borrowing base evaluations and monitoring conducted by the Administrative Agent and its designated representatives; any changes to such standards or requirements or the imposition of any additional standard or requirement by the Administrative Agent or the Majority Lenders shall be made by written notice to the Borrower setting forth in reasonable detail the basis for such change or addition, and shall become effective for purposes of the first Borrowing Base Certificate that is delivered pursuant to Section 5.09 at least five Business Days after the date of receipt by the Borrower of such written notice.

          “Eligible Finished Goods” means, on any date, the Inventory Value of all Eligible Inventory of the Borrower and each other Grantor defined as Finished Goods by the Borrower on such date as shown on the Borrower’s perpetual inventory records in accordance with its current and historical accounting practices.

          “Eligible Inventory” means, at the time of any determination thereof, without duplication, the Inventory Value of the Inventory of the Borrower and each other Grantor at the time of such determination that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (n) below or otherwise deemed by the Administrative Agent or the Majority Lenders in their discretion (not to be exercised unreasonably) to be ineligible for inclusion in the calculation of the Borrowing Base based on the results of collateral and borrowing base evaluations and monitoring conducted by the Administrative Agent and its designated representatives; any such decision by the Administrative Agent or the Majority Lenders shall be made by written notice to the Borrower setting forth in reasonable detail the basis for such decision, and shall become effective for purposes of the first Borrowing Base Certificate that is delivered pursuant to Section 5.09 at least five Business Days after the date of receipt by the Borrower of such written notice. Without limiting the generality of the foregoing, to qualify as “Eligible Inventory” no Person other than the Borrower or another Grantor shall have any direct or indirect ownership, interest or title to such Inventory and no Person other than the Borrower or another Grantor shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Unless otherwise approved from time to time in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory to the extent that such Inventory is accounted for in the Borrower’s perpetual inventory balance and, without duplication:

     (a) it is not owned solely by the Borrower or another Grantor or the Borrower or another Grantor does not have good and valid title thereto; or

     (b) it is not located in the United States or Canada; or

     (c) it (i) is not either (x) located on a Permitted Inventory Location or (y) in transit from a Permitted Inventory Location to another Permitted Inventory Location or (ii) is located at a dormant facility that is no longer operated by the Borrower or another Grantor; or

     (d) it is (i) goods returned or rejected by the Borrower’s or another Grantor’s customers and is not saleable in the ordinary course of business of the Borrower or another Grantor, (ii) Inventory in transit on the water via ship or other marine vessel to the Borrower or another Grantor (outside the United States or Canada), (iii) goods in transit from the Borrower or another Grantor to customers of the Borrower or another Grantor, or (iv) Inventory in transit to the Borrower or another Grantor from a third party vendor; or

     (e) it is Inventory (other than Raw Materials or Work in Process) not sold in the ordinary course of business of the Borrower or another Grantor, including engineering stores, miscellaneous supplies, packaging or shipping materials, cartons, repair parts, fuel, labels, miscellaneous spare parts, samples, prototypes, displays or display items; or

     (f) it is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties to the extent that such a Lien may be perfected by filing UCC financing statements or such other personal property security filings or registrations as may be required under the laws of the applicable jurisdiction in which such Inventory is located, subject to no other Liens other than Permitted Encumbrances (other than those described in clause (f) of the definition thereof); or

     (g) it is Work in Process, other than steel cord, that will be reclassified as Raw Material prior to becoming Finished Goods; or

     (h) it is consigned or at a customer location (other than Inventory consigned to original equipment manufacturers at no more than 20 locations in total, each of which have Inventory of the Borrower and the other Grantors with an Inventory Value in excess of $300,000 and with respect to which an Access Agreement has been obtained); or

     (i) it is (i) being processed offsite at a third party processor at premises neither reflected in the Rent Reserve nor subject to a Lien Waiver or (ii) in transit to or from any such third party processor; or

     (j) it is classified by the Borrower or another Grantor as “obsolete”, “unmerchantable” or “off spec without a ready market”, or does not otherwise conform in all material respects to the applicable representations and warranties contained in the Credit Documents; or

     (k) it is marked for return by the Borrower or another Grantor to the vendor of such Inventory; or

     (l) it does not meet in all material respects all materials standards imposed by any Governmental Authority having regulatory authority over it; or

     (m) it is classified by the Borrower or another Grantor as casings used for the retreading of commercial truck tires; or

     (n) it is classified by the Borrower or another Grantor as “shipped but not billed”.

          “Eligible Raw Materials” means, on any date, the Inventory Value of all Eligible Inventory of the Borrower and each Grantor defined as Raw Materials on such date as shown on the Borrower’s perpetual inventory records in accordance with its current and historical accounting practices.

          “Eligible Work in Process” means, on any date, the Inventory Value of all Eligible Inventory of the Borrower and each Grantor defined as Work in Process on such date as shown on the Borrower’s perpetual inventory records in accordance with its current and historical accounting practices.

          “Engineered Products Division” means those standard business units of the Borrower and the other Grantors classified as “Engineered Products Division” on the Borrower’s perpetual inventory records.

          “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, the management or release of, or exposure to, any Hazardous Materials or to health and safety matters.

          “Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          “Equity Interests” means shares of capital stock, partnership interests, membership interests in limited liability companies, beneficial interests in trusts or other equity ownership interests in any Persons, and any warrants, options or other rights entitling the holders thereof to purchase or acquire any such equity interests.

          “Equity Proceeds” means Net Cash Proceeds from issuances or sales of Equity Interests (other than to directors, officers or employees of the Borrower or any Subsidiary in connection with compensation or incentive arrangements) of the Borrower after the Effective Date.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to any Plan (other than an event for which the 30-day notice period is waived or an event described in Section 4043.33 of Title 29 of the Code of Federal Regulations); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) as to which a waiver has not been obtained; (c) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) the treatment of a Plan amendment as a termination under Section 4041 of ERISA; (e) any event or condition, other than the Transactions, that would be materially likely to result in the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan under Section 4042 of ERISA; (f) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intention to terminate any Plan or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, any Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          “Euro” or “ €” means the lawful currency of the member states of the European Union that have adopted a single currency in accordance with applicable law or treaty.

          “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          “European Facilities Agreement” means the Amended and Restated Term Loan and Revolving Credit Agreement dated as of March 31, 2003, as amended and restated as of the date hereof, among the European JV, the other borrowers thereunder, certain lenders, certain issuing banks, J.P. Morgan Europe Limited, as administrative agent, and JPMCB, as collateral agent.

          “European Guarantee and Collateral Agreement” means the amended and restated European Guarantee and Collateral Agreement among the Borrower, the Subsidiary Guarantors, the Grantors, certain other Subsidiaries and JPMCB, in its capacity as collateral agent under the credit agreements described therein, substantially in the form of Exhibit J, as from time to time amended, supplemented or otherwise modified

(subject to any restrictions on such amendments, supplements or modifications set forth herein).

          “European JV” means Goodyear Dunlop Tires Europe B.V.

          “Event of Default” has the meaning assigned to such term in Article VII.

          “Excess Cash Rationalization Charges” means, for any period, cash expenditures of the Borrower and its Consolidated Subsidiaries in such period with respect to Rationalization Charges recorded on the Borrower’s consolidated income statement after March 31, 2005; provided, however that for such cash expenditures incurred after March 31, 2005, Excess Cash Rationalization Charges shall only include the aggregate amount of such cash expenditures which exceed the sum of $150,000,000 plus 50% of Equity Proceeds received after the Effective Date.

          “Exchange Rate” means, on any day, with respect to Canadian Dollars, Euros or Pounds Sterling in relation to dollars, the rate at which such currency may be exchanged into dollars, as set forth at approximately 12:00 noon, New York City time, on such day on the Reuters World Currency Page for Canadian Dollars, Euros or Pounds Sterling, as applicable. In the event that any such rate does not appear on the applicable Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, at or about 11:00 a.m., New York City time, on such date for the purchase of dollars with Canadian Dollars, Euros or Pounds Sterling, as the case may be, for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

          “Excluded Operating Accounts” means payroll and other operating accounts of the Borrower or any other Grantor that are not used to receive (a) payments from any Account Debtor in respect of Accounts or (b) payments in respect of Inventory, and containing only such amounts as are required in the Borrower’s or such other Grantor’s good faith judgment for near-term operational purposes.

          “Excluded Subsidiary” means any Subsidiary with only nominal assets and no operations. No Subsidiary shall be an Excluded Subsidiary if it is a Guarantor or a Grantor under the Second Lien Guarantee and Collateral Agreement or the Third Lien Collateral Agreement, a US Guarantor or a US Facilities Grantor under the European Guarantee and Collateral Agreement or a Subsidiary Guarantor or Grantor Subsidiary Guarantor under the Junior Lien Indenture.

          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) (i) any withholding tax that is imposed by the United States on amounts payable to a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)) at the time such Foreign Lender first becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a) or (ii) any withholding tax that is imposed by the United States on amounts payable to a Foreign Lender that is attributable to such Foreign Lender’s failure to comply with Section 2.15(f).

          “Existing Letters of Credit” means each letter of credit outstanding as a “Letter of Credit” as of the Effective Date under either the ABL Facilities Agreement or the Deposit-Funded Agreement, each of which is set forth on Schedule 2.04.

          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or any assistant treasurer of the Borrower.

          “Finished Goods” means completed goods that require no additional processing or manufacturing to be sold by the Borrower or another Grantor in the ordinary course of business.

          “First Lien Agreement” means this Agreement, the First Lien Credit Agreement dated as of the date hereof, among the Borrower, certain lenders, certain issuing banks, Citicorp USA, Inc., as syndication agent, and JPMCB, as administrative agent.

          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          “Foreign Pledge Agreement” means a pledge agreement securing the Obligations or any of them that is governed by the law of a jurisdiction other than the United States and reasonably satisfactory in form and substance to the Collateral Agent.

          “Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction other than the United States or any of its territories or possessions or any political subdivision thereof.

          “GAAP” means generally accepted accounting principles in the United States.

          “Governmental Authority” means the government of the United States, Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          “Grantors” means the Borrower and each North American Subsidiary that has become, or is required to become, a Grantor (as defined in the Guarantee and Collateral Agreement) and, if applicable, a party to any Canadian Security Agreement pursuant to Section 4.01(k) or Section 5.08.

          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability (assuming such person is required to perform) in respect thereof as determined in such person’s good faith.

          “Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement among the Borrower, the Subsidiary Guarantors, the Grantors,

certain other Subsidiaries and the Collateral Agent substantially in the form of Exhibit G, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

          “Hazardous Materials” means (a) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances; and (b) any pollutant or contaminant or any hazardous, toxic, radioactive or otherwise regulated chemical, material, substance or waste that is prohibited, limited or regulated pursuant to any applicable Environmental Law.

          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all Securitization Transactions of such Person and (j) all obligations of such Person in respect of Swap Agreements of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity. The Deposits shall in no event constitute Indebtedness of the Borrower.

          “Indemnified Taxes” means Taxes other than Excluded Taxes.

          “Indemnitee” has the meaning set forth in Section 9.03.

          “Information” has the meaning set forth in Section 9.12.

          “Information Memorandum” means the Confidential Information Memorandum dated February 2005 relating to the Borrower and the Transactions.

          “Intellectual Property” has the meaning set forth in the Guarantee and Collateral Agreement.

          “Intercompany Items” means obligations owed by the Borrower or any Subsidiary to the Borrower or any other Subsidiary.

          “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06 in substantially the form of Exhibit B hereto.

          “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

          “Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          “Inventory” has the meaning specified in the UCC.

          “Inventory Reserves” means, on any date, an amount equal to the sum of the following reserves maintained on the Borrower’s general ledger (calculated in each case in accordance with the current and historical accounting practices of the Borrower) with respect to Eligible Inventory, without duplication of any deductions made pursuant to the definitions of “Additional Inventory Reserves,” “Eligible Inventory” and “Inventory Value”:

     (a) a reserve for Inventory that is damaged;

     (b) a revaluation reserve to reflect capitalized manufacturing variances whereby aggregate net variances (if favorable) shall be deducted from Eligible Inventory and aggregate net variances (if unfavorable) shall not be added to Eligible Inventory;

     (c) a reserve equal to the aggregate Inventory Value of Eligible Inventory attributable to intercompany or intracompany profit among the Borrower and its Affiliates (other than Eligible Affiliates); and

     (d) a lower of cost or market reserve for any differences between the Borrower’s actual cost to produce versus the Borrower’s sale price to third parties, determined on a product line basis.

          “Inventory Value” means, with respect to any Inventory of the Borrower or any other Grantor at the time of any determination thereof, an amount equal to such Inventory carried on the perpetual inventory records of the Borrower stated on a basis consistent with its current and historical accounting practices, in dollars, determined in accordance with the standard cost method of accounting, which shall be, in the case of Inventory imported by the Borrower or another Grantor into the United States of America or Canada, the acquisition cost thereof plus transportation and freight charges plus import duties.

          “Investment Grade” means, in the case of Moody’s, a credit rating of Baa3 or better and, in the case of Standard & Poor’s, a credit rating of BBB- or better.

          “Investments” has the meaning assigned to such term in Section 6.05.

          “Issuing Bank” means JPMCB, Bank of America, BNP Paribas, Citicorp USA, Inc., Deutsche Bank AG, New York Branch, Credit Suisse First Boston, acting through its Cayman Islands Branch, and any other financial institution that has entered into an Issuing Bank Agreement, each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

          “Issuing Bank Agreement” means an agreement in form reasonably satisfactory to the Borrower, the Administrative Agent and a financial institution pursuant to which such financial institution agrees to act as an Issuing Bank hereunder.

          “JPMCB” means JPMorgan Chase Bank, N.A., and its successors.

          “Junior Lien Indenture” means the Indenture dated as of March 12, 2004, among the Borrower, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

          “Junior Securities” means, collectively, any Senior Subordinated-Lien Indebtedness and any Indebtedness or preferred Equity Interests issued under Section 6.01(q).

          “LC Commitment” means, as to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank, as set forth in such Issuing Bank’s Issuing Bank Agreement.

          “LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit. The amount of any LC Disbursement made by an Issuing Bank in Canadian Dollars, Euros or Pounds Sterling and not reimbursed by the Borrower shall be determined as set forth in paragraph (e) or (l) of Section 2.04, as applicable.

          “LC Exchange Rate” means, on any day, with respect to dollars in relation to Canadian Dollars, Euros or Pounds Sterling, the rate at which dollars may be exchanged into such currency, as set forth at approximately 12:00 noon, New York City time, on such day on the applicable Reuters World Currency Page. In the event that any such rate does not appear on the applicable Reuters World Currency Page, the LC Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such LC Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent, at or about 11:00 a.m., New York City time, on such date for the purchase of Canadian Dollars, Euros or Pounds Sterling, as the case may be, with dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

          “LC Exposure” means, at any time, the sum of (a) the aggregate amount of the Dollar Equivalents of the undrawn amounts of all outstanding Letters of Credit at such time plus (b) the aggregate amount of the Dollar Equivalents of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time (by the borrowing of Loans or otherwise). The LC Exposure of any Lender at any time shall be the sum of its DF Applicable Percentage of the total DF LC Exposure at such time plus its Revolving Applicable Percentage of the total Revolving LC Exposure at such time.

          “LC Participation Calculation Date” means, with respect to any LC Disbursement made in a currency other than dollars, (a) the date on which the Issuing Bank shall advise the Administrative Agent that it purchased with dollars the currency used to make such LC Disbursement, or (b) if the Issuing Bank shall not advise the Administrative Agent that it made such a purchase, the date on which such LC Disbursement is made.

          “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

          “Lenders Lien Subordination and Intercreditor Agreement” means the Lenders Lien Subordination and Intercreditor Agreement between the Collateral Agent and the collateral agent under the Second Lien Agreement substantially in the form of Exhibit F, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

          “Letter of Credit” means each Existing Letter of Credit and any letter of credit issued pursuant to this Agreement. Each Letter of Credit shall at any time constitute a Revolving Letter of Credit or a DF Letter of Credit as determined by the provisions of Section 2.04(a) at such time.

          “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason with respect to any Eurodollar Borrowing, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, French delegation of claims, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          “Lien Subordination and Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement dated as of March 12, 2004, among the Collateral Agent, Wilmington Trust Company, the Borrower and the Subsidiary Guarantors.

          “Lien Waiver” means a written waiver of statutory or contractual Liens on Inventory for unpaid rent or charges of a warehouseman or bailee in form and substance reasonably satisfactory to the Administrative Agent.

          “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

          “Lockbox Agreements” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

          “Lockbox Deposit Account” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

          “Lockbox Deposit Account Institution” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

          “Lockbox System” has the meaning assigned to such term in the Guarantee and Collateral Agreement.

          “Majority Lenders” means, at any time, Lenders having aggregate Credit Exposures and unused Commitments representing at least a majority of the sum of the total Credit Exposures and unused Commitments at such time.

          “Material Adverse Change” means a material adverse change in or effect on (a) the business, operations, properties, assets or financial condition (including as a result of the effects of any contingent liabilities thereon) of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform obligations under this Agreement and the other Credit Documents that are material to the rights or interests of the Lenders or (c) the rights of or benefits available to the Lenders or the Issuing Banks under this Agreement and the other Credit Documents that are material to the interests of the Lenders or the Issuing Banks.

          “Material Foreign Subsidiary” means, at any time, each Foreign Subsidiary that had Total Assets with an aggregate book value in excess of $50,000,000 as of December 31, 2004, or if later, as of the end of the most recent fiscal quarter for which financial statements have been delivered (or deemed delivered) pursuant to Section 5.01(a) or (b).

          “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time, calculated in accordance with the terms of such Swap Agreement.

          “Material Intellectual Property” means all Intellectual Property of the Borrower and the Grantors, other than Intellectual Property that in the aggregate is not material to the business of the Borrower and the Subsidiaries, taken as a whole.

          “Material Subsidiary” means, at any time, each Subsidiary other than Subsidiaries that do not represent more than 2.5% for any such individual Subsidiary, or more than 5% in the aggregate for all such Subsidiaries, of either (a) Consolidated Total Assets or (b) Consolidated Revenue for the period of four fiscal quarters most recently ended.

          “Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

          “Mortgage” means a mortgage or deed of trust, assignment of leases and rents, or other security documents reasonably satisfactory in form and substance to the Collateral Agent granting a Lien on any Mortgaged Property to secure the Obligations.

          “Mortgaged Property” means, at any time, each parcel of real property listed in Schedule 1.01B and the improvements thereto.

          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          “NAIC” means the National Association of Insurance Commissioners.

          “Net Cash Proceeds” means, with respect to any Prepayment Event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including as a result of any monetization of non-cash proceeds), but only as and when received, (ii) in the case of a casualty, insurance proceeds received, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments received, net of (b) the sum of (A) all reasonable fees, discounts, commissions and out-of-pocket expenses (including any legal, title and recording tax expenses) paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (B) in the case of a sale, transfer or other disposition of any property or asset (including pursuant to a Sale and Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (C) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries (including taxes required to be paid or withheld in respect of the transfer of amounts from the recipient thereof to a Borrower), and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower); provided, that to the extent and at the time any such amounts are released to the Borrower or any Subsidiary from such reserve, such amounts shall constitute Net Cash Proceeds. Notwithstanding the foregoing, amounts that would otherwise constitute Net Cash Proceeds shall not constitute Net Cash Proceeds to the extent that (x) currency or foreign exchange controls prevent the repatriation of such amounts to the United States or (y) the recipient of such amounts is not a Wholly Owned Subsidiary and (1) the consent of any Person other than the Borrower or any Wholly Owned Subsidiary is required by applicable law or the terms of any organizational document of such non-Wholly Owned Subsidiary or other agreement of such Subsidiary or any Affiliate of such Subsidiary in order for such Subsidiary to transfer such amounts to the Borrower (whether by distribution, loan or advance, repayment of intercompany Indebtedness or other commercially reasonable means) and (2) the Borrower endeavored in good faith to obtain such consents and such consents shall not have been obtained to permit the transfer of such proceeds by any of such means. The Net Cash Proceeds received by any non-Wholly Owned Subsidiary shall be deemed to equal the amount determined as set forth above multiplied by the Borrower’s aggregate direct or indirect percentage ownership of such Subsidiary. The Net Cash Proceeds of any event that is not a Prepayment Event shall be determined as if such event were a Prepayment Event.

          “Net Intercompany Items” means, in the case of any Subsidiary, (a) the aggregate amount of the Intercompany Items owed by the Borrower or any other

Subsidiary to such Subsidiary minus (b) the aggregate amount of the Intercompany Items owed by such Subsidiary to the Borrower or any other Subsidiary.

          “North American Subsidiary” means any Subsidiary organized under the laws of the United States or Canada or any of their respective states, provinces, territories or possessions or any political subdivision of any thereof.

          “North American Tire Division” means those standard business units of the Borrower and the other Grantors classified as “North American Tire Division” on the Borrower’s perpetual inventory records.

          “Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursements of LC Disbursements and interest thereon and (iii) all other monetary obligations of the Credit Parties to any of the Secured Parties under this Agreement and each of the other Credit Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual performance of all other obligations of the Credit Parties to any of the Secured Parties under this Agreement and the other Credit Documents.

          “Other Taxes” means any and all present or future stamp, documentary, excise, recording, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

          “Participant” has the meaning assigned to such term in Section 9.04.

          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          “Perfection Certificate” means a certificate in the form of Exhibit II to the Guarantee and Collateral Agreement or any other form approved by the Collateral Agent.

          “Permitted Encumbrances” means:

     (a) (i) Liens imposed by law for taxes that are not yet due or are being contested and (ii) deemed trusts and Liens to which the Priority Payables Reserve relates for taxes, assessments or other charges or levies that are not yet due and payable;

     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or any longer grace period available under the terms of the applicable underlying obligation) or are being contested;

     (c) Liens created and pledges and deposits made (including cash deposits to secure obligations in respect of letters of credit provided) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

     (d) Liens created and deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and Liens created and deposits made prior to March 31, 2003 in the ordinary course of business to secure the performance of surety bonds;

     (e) judgment liens;

     (f) supplier’s liens in inventory, other assets supplied or accounts receivable that result from retention of title or extended retention of title arrangements arising in connection with purchases of goods in the ordinary course of business; and

     (g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property and other Liens incidental to the conduct of business or ownership of property that arise automatically by operation of law or arise in the ordinary course of business and that do not materially detract from the value of the property of the Borrower and the Subsidiaries or of the Collateral, in each case taken as a whole, or materially interfere with the ordinary conduct of business of the Borrower and the Subsidiaries, taken as a whole, or otherwise adversely affect in any material respect the rights or interests of the Lenders;

provided that (except as provided in clause (d) above) the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

          “Permitted Inventory Location” means (a) property owned or leased by the Borrower or a Grantor in the United States of America or Canada or (b) a third party warehouse or dock in the United States of America or Canada where Inventory of the Borrower or any Grantor is stored.

          “Permitted Investments” means:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, ratings of A1 from Standard & Poor’s and P1 from Moody’s;

     (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof and issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any commercial bank organized under the laws of the United States or any State thereof which has a short term deposit rating of A1 from Standard & Poor’s and P1 from Moody’s and has a combined capital and surplus and undivided profits of not less than $500,000,000;

     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution described in clause (c) above;

     (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by Standard & Poor’s and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

     (f) in the case of any Subsidiary that is not a Domestic Subsidiary, (i) marketable direct obligations issued or unconditionally guaranteed by the sovereign nation in which such Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by Standard & Poor’s or A2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency, (ii) investments of the type and maturity described in clauses (b) through (e) of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, (iii) investments of the type and maturity described in clause (c) in any obligor organized under the laws of a jurisdiction other than the United States that (A) is a branch or subsidiary of a Lender or the ultimate parent company of a Lender under one of the Credit Facilities Agreements (but only if such Lender meets the ratings and capital, surplus and undivided profits requirements of such clause (c)) or (B) carries a rating at least equivalent to the rating of the sovereign nation in which it is located, and (iv) other investments of the type and maturity described in clause (c) in obligors organized under the laws of a jurisdiction other than the United States in any country in which such Subsidiary is located; provided, that the investments permitted under this subclause (iv) shall be made in amounts and jurisdictions consistent with the Borrower’s policies governing short-term investments.

          “Permitted Preferred Stock” has the meaning assigned to such term in Section 6.01(q).

          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code, and in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

          “Pounds Sterling” or “£” means the lawful currency of the United Kingdom.

          “Prepayment Event” means:

     (a) any sale, transfer, lease or other disposition (including pursuant to a Sale and Leaseback Transaction other than a Sale and Leaseback Transaction consummated not more than 180 days after the acquisition or completion of construction of the assets subject thereto) of any property or assets of the Borrower or any Subsidiary (other than the European JV and its Subsidiaries) to any Person other than the Borrower or any Credit Party, other than any sale, transfer, lease or other disposition (i) described in clause (a), (b), (c) or (h) of Section 6.06 or in Part III of Schedule 6.06 or in subclause (ii) of clause (e) of Section 6.06, or (ii) that results in Net Cash Proceeds not exceeding $15,000,000; and

     (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary (other than the European JV and its Subsidiaries), but only to the extent that the Net Cash Proceeds from such event exceed $15,000,000 and then, if the Borrower shall notify the Administrative Agent that it or the applicable Subsidiary intends to apply such Net Cash Proceeds to repair, restore or replace the property or asset that shall have been damaged or taken, such event shall constitute a Prepayment Event only if such repair, restoration or replacement shall not have commenced within 180 days after such event and the Net Cash Proceeds of such event will be deemed for purposes of Section 2.09 to equal the amount not so applied.

          “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB (or any successor Administrative Agent appointed or chosen pursuant to Article VIII hereof) as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          “Principal Issuing Bank” means JPMCB and any other Issuing Bank whom the Borrower and JPMCB agree will be a Principal Issuing Bank (or any of their Affiliates that shall act as Issuing Banks hereunder).

          “Priority Payables Reserve” means, at any time, the sum of, without duplication of any deductions made pursuant to the definitions of “Additional Inventory Reserves”, “Inventory Reserves”, “Eligible Inventory” and “Inventory Value”, and the full amount of the liabilities at such time which have a trust imposed to provide for payment thereof or a security interest, Lien or charge ranking or capable of ranking, in each case senior to or pari passu with the Liens created under the Security Documents under Canadian federal, provincial, territorial, county, municipal or local law with respect to claims for goods and services taxes, sales tax, income tax, workers’ compensation obligations, vacation pay or pension fund obligations.

          “Rationalization Charges” means, for any period, cash and non-cash charges related to rationalization actions designed to reduce capacity, eliminate redundancies and reduce costs. Rationalization Charges will be computed by a method consistent with that used in preparing the financial statements referred to in Section 3.04.

          “Raw Material” means Inventory used or consumed in the manufacturing or processing of goods to be sold by the Borrower or another Grantor in the ordinary course of business that is not yet included in Work in Process.

          “Recovery Rate” means (a) the estimated net recovery of all Inventory of the Borrower and the other Grantors stated in dollars as determined on a net orderly liquidation basis by the most recent analysis conducted by outside inventory consultants/appraisers retained or approved by the Administrative Agent and disclosed to the Borrower divided by (b) the Inventory Value of all Inventory of the Borrower and each other Grantor as of the date of such most recent analysis.

          “Register” has the meaning set forth in Section 9.04.

          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, counsel and other advisors of such Person and such Person’s Affiliates.

          “Rent Reserve” means, on any date, with respect to any retail store, distribution center, warehouse, manufacturing facility or other Permitted Inventory Location where any Eligible Inventory that is subject to Liens arising by operation of law is located and with respect to which no Lien Waiver is in effect, a reserve equal to three months’ rent and charges at such retail store, distribution center, warehouse, manufacturing facility or other Permitted Inventory Location.

          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property) on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

          “Retail Division” means those standard business units of the Borrower and the other Grantors classified as “Retail Division” on the Borrower’s perpetual inventory records.

          “Revolving Applicable Percentage” means, with respect to any Lender, the percentage of the Revolving Total Commitment represented by such Lender’s Revolving Commitment. If the Revolving Commitments have been reduced to zero, the Revolving Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          “Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of (a) the Commitment Termination Date and (b) any other date on which the Revolving Commitments have been reduced to zero.

          “Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Revolving Letters of Credit hereunder, expressed as an amount representing the maximum permitted aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or increased from time to time pursuant to Section 9.02(c) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $1,000,000,000.

          “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and such Lender’s Revolving LC Exposure at such time.

          “Revolving LC Disbursement” means a payment made by any Issuing Bank pursuant to a Revolving Letter of Credit.

          “Revolving LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of the Dollar Equivalents of all outstanding Revolving Letters of Credit at such time plus (b) the aggregate amount of the Dollar Equivalents of all Revolving LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time (by the borrowing of Loans or otherwise). The Revolving LC Exposure of any Lender at any time shall be its Revolving Applicable Percentage of the total Revolving LC Exposure at such time.

          “Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have been reduced to zero, a Lender with a Revolving Credit Exposure.

          “Revolving Letter of Credit” means, at any time, each Letter of Credit outstanding at such time as a Revolving Letter of Credit pursuant to Section 2.04(a).

          “Revolving Loan” means a Loan made pursuant to Section 2.02(a)(i).

          “Revolving Total Commitment” means, at any time, the aggregate amount of all the Revolving Commitments at such time.

          “Sale and Leaseback Transaction” means any arrangement whereby the Borrower or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease from the buyer or transferee property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, other than any such transaction entered into with respect to any property or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property or such improvements (or, if later, the commencement of commercial operation of any such property), as the case may be, to finance the cost of such property or such improvements, as the case may be.

          “Second Lien Agreement” means the Second Lien Credit Agreement dated as of the date hereof, among the Borrower, certain lenders and JPMCB, as administrative agent.

          “Second Lien Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement among the Borrower, the Subsidiary Guarantors, the Grantors, certain other Subsidiaries and the collateral agent under the Second Lien Agreement substantially in the form of Exhibit H, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

          “Secured Parties” means the Administrative Agent, each Issuing Bank, the Collateral Agent and each Lender.

          “Securitization Transaction” means, with respect to any Person, (i) any transfer by such Person of accounts receivable, rights to future lease payments or residuals or other financial assets, and related property, or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests, or (b) directly to one or more investors or other purchasers, (ii) any Indebtedness of such Person secured substantially entirely by accounts receivable, rights to future lease payments or residuals or other financial assets, and related property or (iii) any factoring transaction involving substantially entirely accounts receivable, rights to future lease payments or residuals or other financial assets, and related property; provided that “Securitization Transaction” shall not include (A) the sale by any Foreign Subsidiary, in the ordinary course of its business, of drafts with a bank or other financial institution as the maker (or otherwise primarily responsible for the payment thereof), bankers acceptances or similar instruments received by such Foreign Subsidiary from a customer operating in a jurisdiction other than the United States or any of its territories or possessions or any political subdivision thereof in satisfaction of accounts receivable or otherwise as consideration for goods sold or services provided to such customer, (B) the sale, in the ordinary course of business, of drafts not payable on demand received by the Borrower or any Subsidiary from a customer in satisfaction of accounts receivable or otherwise as consideration for goods sold or services provided to such customer pursuant to an arrangement (1) initiated by and entered into at the request of such customer, and (2) under which a financial institution has agreed as part of a financing program established for and at the request of such customer to buy such drafts from such customer’s vendors (which arrangements may be modified by the Borrower or any Subsidiary to contemplate the repurchase of such drafts by such customer, or other actions by such customer to reinstate or to pay receivables in respect of which such drafts were created, in the event of any failure by such financial institution to buy such drafts) or (C) the sale of accounts receivable or proceeds thereof from customers of the Borrower and its Affiliates to the extent such sale (x) is initiated by and entered into a the request of such customers, and (y) involves the sale of such accounts receivable to financial institutions as part of financing programs established for and at the request of such customers. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate outstanding principal amount of the Indebtedness or securities referred to in the preceding sentence or, if there shall be no such principal amount, the equivalent outstanding amount of the funded investment.

          “Security Documents” means the Guarantee and Collateral Agreement, the Foreign Pledge Agreements, the Canadian Security Agreements, the Mortgages and each other instrument or document delivered in connection with the cash collateralization of Letters of Credit or pursuant to Section 5.08, in each case to secure any of the Obligations.

          “Senior Subordinated-Lien Collateral Agent” means, as to any Senior Subordinated-Lien Indebtedness, the collateral agent under the applicable Senior Subordinated-Lien Indebtedness Security Documents.

          “Senior Subordinated-Lien Governing Documents” means each Indenture or other agreement or instrument providing for the issuance or setting forth the terms of any Senior Subordinated-Lien Indebtedness.

          “Senior Subordinated-Lien Indebtedness” means Indebtedness of the Borrower that (a) is secured by Liens permitted under Section 6.02(m), but that is not secured by Liens on any additional assets, (b) constitutes Initial Junior Indebtedness or Designated Junior Obligations under and as defined in the Lien Subordination and Intercreditor Agreement, and the Liens securing which are subordinated under the Lien Subordination and Intercreditor Agreement to the Liens securing the Obligations and (c) does not contain provisions inconsistent with the restrictions of Schedule 1.01C. Each of the Borrower’s 11% Senior Secured Notes due 2011 and its Senior Secured Floating Rate Notes due 2011 issued on March 12, 2004, and the Indebtedness under the Third Lien Agreement are Senior Subordinated-Lien Indebtedness.

          “Senior Subordinated-Lien Indebtedness Security Documents” means, as to any Senior Subordinated-Lien Indebtedness, the security agreements, pledge agreements, mortgages and other documents creating Liens on assets of the Borrower and the Subsidiary Guarantors to secure the applicable Senior Subordinated-Lien Obligations.

          “Senior Subordinated-Lien Obligations” means, as to any Senior Subordinated-Lien Indebtedness, (a) the principal of and all premium or make-whole amounts, if any, and interest payable in respect of such Senior Subordinated-Lien Indebtedness, (b) any amounts payable under Guarantees of such Senior Subordinated-Lien Indebtedness by Subsidiaries and (c) all other amounts payable by the Borrower or any Subsidiary under such Senior Subordinated-Lien Indebtedness, the applicable Senior Subordinated-Lien Indebtedness Security Documents (to the extent such amounts relate to such Senior Subordinated-Lien Indebtedness) or the applicable Senior Subordinated-Lien Governing Documents.

          “Specified Jurisdiction” means The United States of America and Canada.

          “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          “Sub-Account” has the meaning set forth in Section 2.01(a).

          “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which are consolidated with those of the parent in the parent’s consolidated financial statements in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          “Subsidiary” means any subsidiary of the Borrower (other than Tire & Wheel Assemblies, Inc. at any time when not more than 50% of the Equity Interests or 50% of the voting power are, as of such date, owned or Controlled by the Borrower).

          “Subsidiary Guarantor” means any Subsidiary that has become, or is required to become, a Guarantor (as defined in the Guarantee and Collateral Agreement) pursuant to Section 4.01(k) or Section 5.08.

          “Swap Agreement” means any agreement, including any master agreement, with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates or prices for one or more currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

          “Syndication Agent” means Citicorp USA, Inc., in its capacity as syndication agent hereunder.

          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          “Third Lien Agreement” means the Third Lien Credit Agreement dated as of the date hereof, among the Borrower, certain Subsidiaries of the Borrower party thereto, certain lenders and JPMCB, as administrative agent.

          “Third Lien Collateral Agreement” means the Collateral Agreement dated as of March 12, 2004, among the Borrower, the Subsidiaries of the Borrower identified therein and Wilmington Trust Company, as collateral agent, attached as Exhibit I hereto.

          “Total Assets” of any Subsidiary means (a) in the case of any Subsidiary organized in a Specified Jurisdiction, (i) the total assets of such Subsidiary, excluding Intercompany Items, plus (ii) if the Net Intercompany Items of such Subsidiary shall be positive, the amount of such Net Intercompany Items; and (b) in the case of any other Subsidiary, the total assets of such Subsidiary, excluding Intercompany Items.

          “Total Commitment” means, at any time, the aggregate amount of all the Commitments at such time.

          “Transactions” means the execution, delivery and performance by the Borrower of this Agreement and by the Borrower, the Subsidiary Guarantors and the Grantors, as applicable, of the other Credit Documents, the borrowing of the Loans, the obtaining and use of the Letters of Credit, the creation of the Liens and Guarantees provided for in the Security Documents and the other transactions contemplated hereby.

          “2003 MGCA” means the Amended and Restated Master Guarantee and Collateral Agreement dated as of March 31, 2003, among the Borrower, the subsidiary guarantors thereunder, the subsidiary grantors thereunder, certain other Subsidiaries, certain financial institutions, and the Collateral Agent thereunder.

          “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          “Undrawn/Unreimbursed DF LC Exposure” means, at any time, the sum of (a) the aggregate Dollar Equivalents of the undrawn amounts of all outstanding DF Letters of Credit at such time plus (b) the aggregate Dollar Equivalents of the amounts of all DF LC Disbursements that have not yet been (i) reimbursed by or on behalf of the Borrower at such time (by the borrowing of Loans or otherwise) or (ii) otherwise repaid to the applicable Issuing Banks by the application of the Deposits pursuant to Section 2.04(e). The Undrawn/Unreimbursed DF LC Exposure of any Lender at any time shall be its DF Applicable Percentage of the total Undrawn/Unreimbursed DF LC Exposure at such time.

          “UCC” means Article 9 of the Uniform Commercial Code as from time to time in effect in the State of New York.

          “Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

          “Wingfoot” means Wingfoot Commercial Systems LLC.

          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          “Work in Process” means Inventory used or consumed in the manufacturing or processing of goods to be sold by the Borrower or another Grantor in the ordinary course of business consisting of parts and subassemblies in the process of becoming completed assembly components that are no longer included in Raw Materials but are not yet included in Finished Goods.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or a “DF Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar DF Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or a “DF Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

          SECTION 1.03. Foreign Currency Translation. (a) For purposes of determining compliance as of any date with Section 6.01, 6.02, 6.03, 6.05 or 6.06, amounts incurred or outstanding in currencies other than dollars shall be translated into dollars at the exchange rates in effect on the first Business Day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made, as such exchange rates shall be determined in good faith by the Borrower. No Default or Event of Default shall arise as a result of any limitation set forth in dollars in Section 6.01, 6.02, 6.03, 6.05 or 6.06 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first Business Day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made. For purposes of determining compliance as of any date with Section 6.08, amounts incurred in Euros during 2005 shall be translated into dollars at the exchange rate of $1.25 to €1.00, and amounts incurred in Euros during any subsequent year shall be translated into dollars at the exchange rate determined by the Borrower and used in its Annual Operating Plan for such year (which exchange rate shall be determined reasonably and set forth in the first certificate delivered pursuant to Section 5.01(c) during such year).

          (b) The Administrative Agent shall determine the Dollar Equivalent of any Letter of Credit denominated in Canadian Dollars, Euros or Pounds Sterling (i) as of the date of the issuance thereof, (ii) as of each subsequent date on which such Letter of Credit shall be renewed or extended or the stated amount of such Letter of Credit shall be increased, (iii) as of the last Business day of each calendar month, (iv) as of each date on which amounts are to be withdrawn from the Deposit Account other than in connection with the making of a DF Loan under Section 2.04(e) or the reimbursement of a DF LC Disbursement and (v) as of each date on which any Issuing Bank shall have requested such determination due to fluctuations in applicable currency exchange rates (which shall not be requested by an Issuing Bank unreasonably), in each case using the Exchange Rate for the applicable currency in relation to dollars in effect on the date of determination, and each such amount shall be the Dollar Equivalent of such Letter of Credit until the next required calculation thereof. The Dollar Equivalent of any LC Disbursement made by any Issuing Bank in Canadian Dollars, Euros or Pounds Sterling and not reimbursed by the Borrower shall be determined as set forth in paragraphs (e) or (l) of Section 2.04, as applicable. In addition, the Dollar Equivalent of the LC Exposures shall be determined as set forth in paragraph (j) of Section 2.04, at the time and in the circumstances specified therein. The Administrative Agent shall notify the Borrower, the applicable Lenders and the applicable Issuing Bank of each calculation of the Dollar Equivalent of each Letter of Credit and LC Disbursement.

          SECTION 1.04. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.05. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Credits

          SECTION 2.01. Deposit Account. (a) Establishment of Deposit Account and Sub-Accounts. On or prior to the Effective Date, the Administrative Agent shall establish a bank account with JPMCB as the Deposit Account of the Administrative Agent with the title “Goodyear 2005 First Lien Credit Agreement Deposit Account”. The Administrative Agent shall maintain records enabling it to determine at any time the amount of the interest of each DF Lender in the Deposit Account (the interest of each DF Lender in the Deposit Account, as evidenced by such records, being referred to as such Lender’s “Sub-Account”). The Administrative Agent shall establish such additional Sub-Accounts for assignee DF Lenders as shall be required pursuant to Section 9.04(b). No Person (other than the Administrative Agent) shall have the right to make any withdrawal from the Deposit Account or to exercise any other right or power with respect thereto except as expressly provided in paragraph (c) below or in Section 9.04(b). Without limiting the generality of the foregoing, each party hereto acknowledges and agrees that the Deposits are and will at all times be property of the DF Lenders, and that no amount on deposit at any time in the Deposit Account shall be the property of any of the Credit Parties, constitute “Collateral” under the Credit Documents or otherwise be available in any manner to satisfy any Obligations of any of the Credit Parties under the Credit Documents. Each DF Lender agrees that its right, title and interest in and to the Deposit Account shall be limited to the right to require amounts in its Sub-Account to be applied as provided in paragraph (c) below and that it will have no right to require the return of its Deposit other than as expressly provided in such paragraph (c) (each DF Lender hereby acknowledging (i) that its Deposit constitutes payment for its participations in DF Letters of Credit issued or to be issued hereunder, (ii) that its Deposit and any investments made therewith shall secure its obligations to the Issuing Banks hereunder (each Lender hereby granting to the Administrative Agent, for the benefit of the Issuing Banks, a security interest in its Deposit and agreeing that the Administrative Agent, as holder of the Deposits and any investments made therewith, will be acting, inter alia, as collateral agent for the Issuing Banks) and (iii) that the Issuing Banks will be issuing, amending, renewing and extending DF Letters of Credit in reliance on the availability of such DF Lender’s Deposit to discharge such DF Lender’s obligations in accordance with Section 2.04(e) in connection with any DF LC Disbursement thereunder). The funding of the Deposits and the agreements with respect thereto set forth in this Agreement constitute arrangements among the Administrative Agent, the Issuing Banks and the DF Lenders with respect to the funding obligations of the DF Lenders under this Agreement, and the Deposits do not constitute loans or extensions of credit to any Credit Party. No Credit Party shall have any responsibility or liability to the DF Lenders, the Agents or any other Person in respect of the establishment, maintenance, administration or misappropriation of the Deposit Account (or any Sub-Account) or with respect to the investment of amounts held therein, including pursuant to paragraph (d) below, or the duties and responsibilities of the Administrative Agent with respect to the foregoing contemplated by paragraph (e) below. JPMCB hereby waives any right of setoff against the Deposits that it may have under applicable law or otherwise with respect to amounts owed to it by DF Lenders (it being agreed that such waiver shall not reduce the rights of JPMCB, in its capacity as an Issuing Bank or otherwise, to apply or require the application of the Deposits in accordance with the provisions of this Agreement).

          (b) Deposits in Deposit Account. The following amounts will be deposited in the Deposit Account at the following times:

          (i) On the Effective Date, each DF Lender shall deposit in the Deposit Account an amount in dollars equal to such DF Lender’s DF Commitment. Thereafter, the Deposits shall be available, on the terms and subject to the conditions set forth herein, (A) to fund DF Loans by such DF Lender pursuant to Section 2.02(a) and (B) for application pursuant to Section 2.04(e) to reimburse such Lender’s DF Applicable Percentage of DF LC Disbursements that are not reimbursed by the Borrower. The obligations of the DF Lenders to make the deposits required by this clause (i) are several, and no DF Lender shall be responsible for any other DF Lender’s failure to make its deposit as so required.

          (ii) On any date prior to the Commitment Termination Date on which the Administrative Agent receives any payment for the account of any DF Lender with respect to the principal amount of any of its DF Loans, subject to clause (iv) below, the Administrative Agent shall deposit such amount in the Deposit Account and credit such amount to the Sub-Account of such DF Lender.

          (iii) On any date prior to the Commitment Termination Date on which the Administrative Agent or any Issuing Bank receives any reimbursement payment from the Borrower in respect of a DF LC Disbursement with respect to which amounts were withdrawn from the Deposit Account to reimburse any Issuing Bank, subject to clause (iv) below, the Administrative Agent shall deposit in the Deposit Account, and credit to the Sub-Accounts of the DF Lenders, the portion of such reimbursement payment to be deposited therein, in accordance with Section 2.04(e).

          (iv) If at any time when any amount is required to be deposited in the Deposit Account under clause (ii) or (iii) above the sum of such amount and the aggregate amount of the Deposits at such time would exceed the DF Total Commitment minus the aggregate principal amount of the outstanding DF Loans, then such excess shall not be deposited in the Deposit Account and the Administrative Agent shall instead pay to each DF Lender its DF Applicable Percentage of such excess.

          (v) Concurrently with the effectiveness of any assignment by any DF Lender of all or any portion of its DF Commitment, the Administrative Agent shall transfer into the Sub-Account of the assignee the corresponding portion of the amount on deposit in the assignor’s Sub-Account in accordance with Section 9.04(b)(ii)(E).

          (c) Withdrawals From and Closing of Deposit Account. Amounts on deposit in the Deposit Account shall be withdrawn and distributed (or transferred, in the case of clause (v) below) as follows:

          (i) On each date on which a DF Borrowing is to be made, the Administrative Agent shall, pursuant to Section 2.02(a) or Section 2.04(e), as applicable, and subject to the satisfaction of the conditions applicable thereto set forth in Section 4.02, withdraw from the Deposit Account the principal amount of such DF Borrowing (and debit the Sub-Account of each DF Lender in the amount of such Lender’s DF Applicable Percentage of such Borrowing) and make such amount available to the Borrower.

          (ii) On each date on which an Issuing Bank is to be reimbursed by the DF Lenders pursuant to Section 2.04(e) for any DF LC Disbursement, the Administrative Agent shall withdraw from the Deposit Account the amount of such unreimbursed DF LC Disbursement (and debit the Sub-Account of each DF Lender in the amount of such DF Lender’s Applicable Percentage of such unreimbursed DF LC Disbursement) and make such amount available to such Issuing Bank in accordance with Section 2.04(e).

          (iii) Concurrently with each voluntary reduction of the DF Total Commitment pursuant to and in accordance with Section 2.07(b), the Administrative Agent shall withdraw from the Deposit Account and pay to each DF Lender such DF Lender’s Applicable Percentage of any amount by which the Deposits, after giving effect to such reduction of the DF Total Commitment, would exceed the DF Total Commitment minus the aggregate principal amount of the outstanding DF Loans and unreimbursed DF LC Disbursements that have been funded by the application of Deposits.

          (iv) Concurrently with any reduction of the DF Total Commitment to zero pursuant to and in accordance with Section 2.07(a) or Article VII, the Administrative Agent shall withdraw from the Deposit Account and pay to each DF Lender such DF

Lender’s Applicable Percentage of the excess at such time of the aggregate amount of the Deposits over the Undrawn/Unreimbursed DF LC Exposure.

          (v) Concurrently with the effectiveness of any assignment by any DF Lender of all or any portion of its DF Commitment, the corresponding portion of the assignor’s Sub-Account shall be transferred from the assignor’s Sub-Account to the assignee’s Sub-Account in accordance with Section 9.04(b) and, if required by Section 9.04(b), the Administrative Agent shall close such assignor’s Sub-Account.

          (vi) Upon the reduction of each of the DF Total Commitment and the Undrawn/Unreimbursed DF LC Exposure to zero, the Administrative Agent shall withdraw from the Deposit Account and pay to each DF Lender the entire remaining amount of such DF Lender’s Deposit, and shall close the Deposit Account.

          Each DF Lender irrevocably and unconditionally agrees that its Deposit may be applied or withdrawn from time to time as set forth in this paragraph (c).

          (d) Investment of Amounts in Deposit Account. The Administrative Agent shall invest, or cause to be invested, the Deposit of each DF Lender so as to earn for the account of such DF Lender a return thereon (the “Deposit Return”) for each day at a rate per annum equal to (i) the one month LIBOR rate as determined by the Administrative Agent on such day (or if such day was not a Business Day, the first Business Day immediately preceding such day) based on rates for deposits in dollars (as set forth by Bloomberg L.P.-page BTMM or any other comparable publicly available service as may be selected by the Administrative Agent) (the “Benchmark LIBO Rate”) minus (ii) 0.10% per annum (based on a 365/366 day year). The Benchmark LIBO Rate will be reset on each Business Day. The Deposit Return accrued through and including the last day of March, June, September and December of each year shall be payable by the Administrative Agent to each DF Lender on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date, and on the date on which each of the DF Total Commitment and the DF LC Exposure shall have been reduced to zero, and the Administrative Agent agrees to pay to each DF Lender the amount due to it under this sentence. No Credit Party shall have any obligation under or in respect of the provisions of this paragraph (d).

          (e) Sub-Agents. As provided in Article VIII, the Administrative Agent may perform any and all its duties and exercise its rights and powers contemplated by this Section 2.01 by or through one or more sub-agents appointed by it (which may include any of its Affiliates). The parties hereto acknowledge that on or prior to the Effective Date the Administrative Agent has engaged JPMorgan Chase Institutional Trust Services to act as its sub-agent in connection with the Deposit Account, and that in such capacity JPMorgan Chase Institutional Trust Services shall be entitled to the benefit of all the provisions of this Agreement contemplated by Article VIII, including the provisions of Section 9.03.

          (f) Sufficiency of Deposits to Provide for Undrawn/Unreimbursed DF LC Exposure. Notwithstanding any other provision of this Agreement, including Sections

2.02 and 2.04(a), no DF Loan shall be made, and no DF Letter of Credit shall be issued or the stated amount thereof increased, if after giving effect thereto the aggregate amount of the Deposits would be less than the Undrawn/Unreimbursed DF LC Exposure. The Administrative Agent agrees to provide, at the request of any Issuing Bank, information to such Issuing Bank as to the aggregate amount of the Deposits and the Undrawn/Unreimbursed DF LC Exposure.

          (g) Satisfaction of DF Lender Funding Obligations. The Borrower and each Issuing Bank acknowledges and agrees that, notwithstanding any other provision contained herein, the deposit by each DF Lender in the Deposit Account on the Effective Date of funds equal to its DF Commitment will (except as provided in the last sentence of Section 2.04(d)) fully discharge the obligation of such DF Lender to fund DF Loans by such DF Lender pursuant to Section 2.02(a) and to reimburse such Lender’s DF Applicable Percentage of DF LC Disbursements that are not reimbursed by the Borrower pursuant to Section 2.04(d) or (e), and that no other or further payments shall be required to be made by any DF Lender in respect of any such funding or reimbursement obligations.

          SECTION 2.02. Loans and Borrowings. (a) (i) Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in dollars in an aggregate principal amount that will not result in (x) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (y) the aggregate Credit Exposure exceeding the Borrowing Base Availability then in effect. Each Revolving Loan shall be part of a Revolving Borrowing consisting of Loans of the same Type held by the Revolving Lenders ratably in accordance with their respective Revolving Applicable Percentages. The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving Lender of its obligations hereunder; provided that the Revolving Commitments of the Revolving Lenders are several and no Revolving Lender shall be responsible for any other Revolving Lender’s failure to make Revolving Loans as required. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

          (ii) Subject to the terms and conditions set forth herein, each DF Lender agrees to make DF Loans to the Borrower, with amounts in its Sub-Account, from time to time during the DF Availability Period in an aggregate principal amount that will not after giving effect to any such DF Loan result in (x) such Lender’s DF Credit Exposure exceeding such Lender’s DF Commitment or (y) the aggregate Credit Exposure exceeding the Borrowing Base Availability then in effect. Each DF Loan shall be part of a DF Borrowing consisting of Loans of the same Type held by the DF Lenders ratably in accordance with their respective DF Applicable Percentages. Each DF Lender hereby authorizes and directs the Administrative Agent to make its portion of each DF Borrowing available to the Borrower by withdrawing from the Deposit Account (and debiting such DF Lender’s Sub-Account in the amount of) such Lender’s DF Applicable Percentage of such DF Borrowing and crediting such amount to the applicable account of the Borrower as provided in Section 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow DF Loans.

          (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Revolving Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Revolving Lender to make such Revolving Loan, and each DF Lender at its option may by written notice to the Administrative Agent designate any domestic or foreign branch or Affiliate of such DF Lender as the holder of any Eurodollar DF Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided, that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Total Commitment or the DF Total Commitment, as applicable, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurodollar Revolving Borrowings or 10 DF Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Commitment Termination Date.

          SECTION 2.03. Requests for Borrowing. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 3:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of the proposed Borrowing; provided that if at any time an LC Disbursement denominated in dollars shall be made in an amount at least equal to the applicable minimum borrowing amount, a notice of an ABR Borrowing to finance the reimbursement of such LC Disbursement shall be deemed to have been timely given as contemplated by Section 2.04(e) unless the Borrower shall have given notice to the contrary to the Administrative Agent not later than 10:00 a.m., New York City time, on the Business Day next following the date on which the Borrower shall have been notified of such LC Disbursement. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower; and provided further that not more than three DF Borrowings (other than Borrowings contemplated by Section 2.04(e) and other than Borrowings resulting from new interest elections under Section 2.06 with respect to outstanding

Borrowings) may be requested pursuant to this Section 2.03 during any calendar month. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the Class of the requested Borrowing;

          (ii) the aggregate amount of the requested Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

          (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

          If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Letters of Credit. (a) General. (i) Subject to the terms and conditions set forth herein, the Borrower may request the issuance (or the amendment, renewal or extension) of Letters of Credit denominated in dollars, Canadian Dollars, Euros or Pounds Sterling for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time (A) in the case of Revolving Letters of Credit, during the Revolving Availability Period, and (B) in the case of DF Letters of Credit, during the DF Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (ii) On the Effective Date, each Issuing Bank that has issued an Existing Letter of Credit shall be deemed, without further action by any party hereto, to have granted in accordance with paragraph (d) below (1) to each Revolving Lender, and each Revolving Lender shall have been deemed to have purchased from such Issuing Bank, a participation in each such Letter of Credit designated on Schedule 2.04 as a Revolving Letter of Credit, and (2) to each DF Lender, and each DF Lender shall have been deemed to have purchased from such Issuing Bank, a participation in each such Letter of Credit designated on Schedule 2.04 as a DF Letter of Credit. The Issuing Banks and Lenders

that are also party to the ABL Facilities Agreement or the Deposit-Funded Agreement agree that, concurrently with such grant, the participations in the Existing Letters of Credit granted to the lenders under the ABL Facilities Agreement or the Deposit-Funded Agreement, as applicable, shall be automatically canceled without further action by any of the parties thereto. On and after the Effective Date each Existing Letter of Credit shall constitute a Letter of Credit for all purposes hereof. Any Lender that issued an Existing Letter of Credit but shall not have entered into an Issuing Bank Agreement shall have the rights of an Issuing Bank as to such Letter of Credit for purposes of this Section 2.04.

          (iii) The Borrower may at any time redesignate DF Letters of Credit as Revolving Letters of Credit and Revolving Letters of Credit as DF Letters of Credit; provided, that (A) the Borrower shall by notice to the Administrative Agent identify the Letters of Credit to be redesignated hereunder and certify that the conditions to such redesignation set forth in the following clause (B) are satisfied and that no Default shall have occurred and be continuing; and (B) no redesignation of a Letter of Credit shall become effective hereunder unless after giving effect to such redesignation the conditions precedent to the issuance, amendment, renewal or extension of a Letter of Credit under the third sentence of paragraph (b) below shall be satisfied. If as a result of any determination under Section 1.03(b) of the Dollar Equivalent of any Letter of Credit denominated in Canadian Dollars, Euros or Pounds Sterling, the aggregate amount of the DF Credit Exposures shall exceed the DF Total Commitment, unless the Borrower shall have eliminated such excess by 5:00 p.m., New York City time, on the Business Day next succeeding the day on which it shall have received notice of such determination under Section 1.03(b) from the Administrative Agent, the Borrower hereby irrevocably directs the Administrative Agent to redesignate the DF Letter of Credit that is permitted to be redesignated in the smallest amount outstanding that will eliminate such excess as a Revolving Letter of Credit (and if no single such redesignation will eliminate such excess, to redesignate such number of DF Letters of Credit that are permitted to be so redesignated as shall be the minimum number thereof required to effect such elimination); provided, that no redesignation of a Letter of Credit shall become effective under this sentence unless after giving effect to such redesignation the conditions precedent to the issuance, amendment, renewal or extension of a Letter of Credit under the third sentence of paragraph (b) below shall be satisfied. The Revolving Lenders hereby agree that upon the effectiveness of any redesignation of a DF Letter of Credit as a Revolving Letter of Credit, the Issuing Bank that issued such Letter of Credit shall be deemed, without further action by any party hereto, to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased from such Issuing Bank, a participation in such Letter of Credit in accordance with paragraph (d) below, and on and after the effectiveness of any such redesignation, such Letter of Credit shall constitute a Revolving Letter of Credit for all purposes hereof. The DF Lenders hereby agree that upon the effectiveness of any redesignation of a Revolving Letter of Credit as a DF Letter of Credit, the Issuing Bank that issued such Letter of Credit shall be deemed, without further action by any party hereto, to have granted to each DF Lender, and each DF Lender shall be deemed to have purchased from such Issuing Bank, a participation in such Letter of Credit in accordance with paragraph (d) below, and on and after the effectiveness of any such redesignation, such Letter of Credit shall constitute a DF Letter of Credit for all purposes hereof. No DF Letter of Credit may be redesignated as a

Revolving Letter of Credit if the Borrower and the Issuing Bank in respect thereof shall have agreed at the time such Issuing Bank became an Issuing Bank that such Issuing Bank will not be required to issue Revolving Letters of Credit, or that DF Letters of Credit issued by such Issuing Bank may not be redesignated by the Borrower as Revolving Letters of Credit, and shall not have subsequently agreed otherwise.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, whether such Letter of Credit is to be a Revolving Letter of Credit or a DF Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by any Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that any provisions in any such letter of credit application that create Liens securing the obligations of the Borrower thereunder or that are inconsistent with the provisions of this Agreement shall be of no force or effect. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate amount of the Revolving Credit Exposures shall not exceed the Revolving Total Commitment, (ii) the aggregate amount of the Revolving LC Exposures shall not exceed $200,000,000, (iii) the aggregate amount of the DF Credit Exposures shall not exceed the DF Total Commitment, (iv) the aggregate amount of the DF LC Exposures attributable to DF Letters of Credit denominated in currencies other than dollars shall not exceed $150,000,000, (v) the aggregate Credit Exposure shall not exceed the Borrowing Base Availability then in effect and (vi) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed the LC Commitment of such Issuing Bank. Each Issuing Bank shall be entitled to rely on such representation and warranty. The Administrative Agent agrees, at the request of any Issuing Bank, to provide information to such Issuing Bank as to the aggregate amount of the Credit Exposures, the Revolving Credit Exposures, the Revolving LC Exposures, the Revolving Total Commitment, the DF Credit Exposures, the DF Total Commitment and the Borrowing Base Availability.

          (c) Expiration Date. Each Letter of Credit shall have an expiration date at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Commitment Termination Date. Any Letter of Credit may provide by its terms that it may be extended for additional successive one-year periods on terms reasonably acceptable to the applicable Issuing Bank (but subject to the proviso in the next sentence). Any Letter of Credit providing for automatic extension shall be extended upon the then current expiration date without any further action by any Person unless the applicable Issuing Bank shall have given notice to the applicable beneficiary (with a copy to the applicable Borrower) of the election by such Issuing Bank not to extend such Letter of Credit, such notice to be given not fewer than 60 days prior to the then current expiration date of such Letter of Credit, provided that no Letter of Credit may be extended automatically or otherwise beyond the date that is five Business Days prior to the Commitment Termination Date.

          (d) Participations. Effective with respect to the Existing Letters of Credit upon the occurrence of the Effective Date, and effective with respect to each other Letter of Credit (and each amendment to a Letter of Credit increasing the amount thereof) upon the issuance (or increase) thereof, and without any further action on the part of the applicable Issuing Bank or the Lenders, each Issuing Bank hereby grants (i) to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in each Revolving Letter of Credit equal to such Lender’s Revolving Applicable Percentage of the aggregate amount available to be drawn under such Revolving Letter of Credit and (ii) to each DF Lender, and each DF Lender hereby acquires from such Issuing Bank, a participation in each DF Letter of Credit equal to such Lender’s DF Applicable Percentage of the aggregate amount available to be drawn under such DF Letter of Credit. In consideration and in furtherance of the foregoing, (A) each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Revolving Applicable Percentage of each Revolving LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or such Lender’s Revolving Applicable Percentage of any reimbursement payment in respect of a Revolving LC Disbursement required to be refunded to the Borrower for any reason (or if such Revolving LC Disbursement or reimbursement payment was made in Canadian Dollars, Euros or Pounds Sterling, the Dollar Equivalent thereof using the LC Exchange Rate in effect on the applicable LC Participation Calculation Date), and (B) each DF Lender hereby absolutely and unconditionally authorizes and directs the Administrative Agent, and the Administrative Agent agrees, to withdraw from the Deposit Account (and debit such Lender’s Sub-Account in the amount of) such Lender’s DF Applicable Percentage of each DF LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or such Lender’s DF Applicable Percentage of any reimbursement payment in respect of a DF LC Disbursement required to be refunded to the Borrower for any reason (or if such DF LC Disbursement or reimbursement payment was made in Canadian Dollars, Euros or Pounds Sterling, the Dollar Equivalent thereof using the LC Exchange Rate in effect on the applicable LC Participation Calculation Date) (it being understood and agreed that, except as provided in the last sentence of this paragraph, each DF Lender’s obligations in respect of participations in DF Letters of Credit shall be payable solely from, and limited to, such DF Lender’s Deposit). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is, subject in the case of DF Lenders to the preceding sentence, absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction of its Revolving Commitment, its DF Commitment, the Revolving Total Commitment or the DF Total Commitment. In the event any reimbursement payment in respect of a DF LC Disbursement shall be required to be refunded by an Issuing Bank to the Borrower after the return of the Deposits to the Lenders as provided in Section 2.01(c), each DF Lender agrees to acquire and fund a participation in such refunded amount equal to the lesser of its DF Applicable Percentage thereof and the amount of its Deposit that shall have been so returned.

          (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, in the currency in which such LC Disbursement is made, not later than 1:30 p.m., New York City time, on the second Business Day following the date on which the Borrower shall have received notice of such LC Disbursement (or, in the case of an LC Disbursement denominated in a currency other than dollars, on the third Business Day following such date if the Borrower shall not have received notice of such LC Disbursement until after 10:00 a.m., New York City time, on such date); provided that, if such LC Disbursement is denominated in dollars and is at least equal to the applicable minimum borrowing amount, unless the Borrower shall have notified the Administrative Agent to the contrary not later than 10:00 a.m., New York City time, on the Business Day next following the date on which the Borrower shall have been notified of such LC Disbursement, the Borrower will be deemed to have requested in accordance with Section 2.03 that such payment be financed with an ABR Borrowing (which will be a Borrowing of Revolving Loans in the case of a Revolving Letter of Credit or of DF Loans in the case of a DF Letter of Credit) on such Business Day in an equivalent amount and, to the extent the Borrower satisfies the condition precedent to such ABR Borrowing set forth in Section 4.02(B), the Borrower’s obligation to make such payment shall be discharged with the proceeds of the requested ABR Borrowing. If the Borrower fails to make such payment when due and the Borrower is not entitled to make a Borrowing in the amount of such payment, (A) if such payment relates to a Letter of Credit denominated in Canadian Dollars, Euros or Pounds Sterling, automatically and with no further action required, the obligation of the Borrower to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the LC Exchange Rates on the applicable LC Participation Calculation Date, of such LC Disbursement and (B) in the case of each LC Disbursement, the Administrative Agent shall (1) in the case of a Revolving LC Disbursement, notify each Revolving Lender of such Revolving LC Disbursement, the Dollar Equivalent of the payment then due from the Borrower in respect thereof and such Lender’s Revolving Applicable Percentage thereof, and each Revolving Lender shall pay to the Administrative Agent on the date such notice is received, its Revolving Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Revolving Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders, and (2) in the case of a DF LC Disbursement, notify each DF Lender of such DF LC Disbursement, the Dollar Equivalent of the payment then due from the Borrower in respect thereof and such Lender’s DF Applicable Percentage thereof, and the Administrative Agent shall withdraw from the Deposit Account (and debit such DF Lender’s Sub-Account in the amount of) such Lender’s DF Applicable Percentage of the Dollar Equivalent of such DF LC Disbursement and promptly apply such amount to make payment to the applicable Issuing Bank. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that (1) Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear, or (2) amounts have been withdrawn (other than as a Borrowing) from the Deposit Account to make any payment pursuant to this paragraph to reimburse such Issuing Bank, then such payment shall be deposited in the Deposit Account. Neither any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any Revolving LC Disbursement (other than the funding of Revolving ABR Loans as contemplated above) nor any payment made with amounts withdrawn from the Deposit Account to reimburse any Issuing Bank for any DF LC Disbursement (other than the funding of DF ABR Loans as contemplated above) shall constitute a Loan or relieve the Borrower of its obligation to reimburse such LC Disbursement. If the reimbursement by the Borrower of, or obligation to reimburse, any amounts in Canadian Dollars, Euros or Pounds Sterling would subject the Administrative Agent, the applicable Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in dollars, the Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the applicable Issuing Bank or Lender or (y) reimburse in dollars each LC Disbursement made in Canadian Dollars, Euros or Pounds Sterling, in an amount equal to the Dollar Equivalent, calculated using the applicable LC Exchange Rate on the date such LC Disbursement is reimbursed (or on the applicable LC Participation Calculation Date, if such date shall have occurred), of such LC Disbursement.

          (f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any claim or defense against the beneficiary of any Letter of Credit, any transferee of any Letter of Credit, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including the underlying transaction between the Borrower or any Subsidiary and the beneficiary of any Letter of Credit), (v) the occurrence of any Default or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of or defense against, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders or the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any damages suffered by the Borrower or any Lender that are caused by such Issuing Bank’s gross negligence or willful misconduct. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, acting in good faith, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not (i) relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement or (ii) relieve (A) any Lender’s obligation to acquire participations as required pursuant to paragraph (d) of this Section 2.04 or (B) in the case of a DF LC Disbursement, the obligation of the Administrative Agent, promptly after receipt of such notice, to withdraw from the Deposit Account each Lender’s DF Applicable Percentage of such DF LC Disbursement and apply such amounts to make payment to the Issuing Bank as provided herein.

          (h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, (i) in the case of any LC Disbursement denominated in dollars, and at all times following the conversion to dollars of an LC Disbursement made in Canadian Dollars, Euros or Pounds Sterling pursuant to paragraph (e) or (l) of this Section, at the rate per annum then applicable to ABR Loans, and (ii) in the case of any LC Disbursement denominated in Canadian Dollars, Euros or Pounds Sterling, at all times prior to its conversion to dollars pursuant to paragraph (e) or (l) of this Section, a rate per annum reasonably determined by the applicable Issuing

Bank (which determination will be conclusive absent manifest error) to represent its cost of funds plus the Applicable Rate used to determine interest applicable to Eurodollar Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the accounts of the Revolving Lenders or the DF Lenders, as applicable, to the extent of such payment.

          (i) Replacement of the Issuing Bank. Each Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the earlier of (i) the third Business Day after the Borrower shall receive notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this paragraph and (ii) the date on which the maturity of the Loans shall be accelerated or the Total Commitment reduced to zero, the Borrower shall deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit and (ii) the aggregate amount of all unreimbursed LC Disbursements and all interest accrued and unpaid thereon. Amounts payable under the preceding sentence in respect of any Letter of Credit or LC Disbursement shall be payable in the currency of such Letter of Credit or LC Disbursement, except that LC Disbursements in Canadian Dollars, Euros or Pounds Sterling in respect of which the Borrower’s reimbursement obligations have been converted to obligations in dollars as provided in paragraph (e) above, and interest accrued thereon, shall be payable in dollars. The obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account or accounts. Other than any interest earned on the investment of such deposits, which investment shall be in Permitted Investments and shall be made in the discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account or accounts. Moneys in such account or accounts shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposures representing more than 50% of the LC Exposures and the Issuing Banks with outstanding Letters of Credit), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral under this paragraph, then (1) if the maturity of the Loans has not been accelerated and the LC Exposure shall be reduced to an amount below the amount so deposited, the Administrative Agent will return to the Borrower any excess of the amount so deposited over the LC Exposure and (2) such amount (to the extent not applied as provided above in this paragraph) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

          (k) Issuing Bank Reports. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and aggregate face amount of the Revolving Letters of Credit and the DF Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof shall have changed), it being understood that such Issuing Bank shall not effect any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iii) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

          (l) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Borrower is at the time or becomes thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in Canadian Dollars, Euros or Pounds Sterling (other than amounts in respect of which the Borrower has deposited cash collateral, if such cash collateral was deposited in the applicable currency), (ii) that the Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to paragraph (e)

of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in Canadian Dollars, Euros or Pounds Sterling and (iii) of each Lender’s participation in any Letter of Credit denominated in Canadian Dollars, Euros or Pounds Sterling under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the LC Exchange Rates on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Lender in respect of the obligations described in this paragraph shall accrue and be payable in dollars at the rates otherwise applicable hereunder.

          SECTION 2.05. Funding of Borrowings. (a) Each Revolving Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:30 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Revolving Lenders. The Administrative Agent will make such Revolving Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of a Revolving LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Revolving Lender prior to the proposed date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Revolving Lender has not in fact made its share of the applicable Revolving Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Revolving Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Revolving Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in such Borrowing. It is agreed that no payment by the Borrower under this paragraph will be subject to any break-funding payment under Section 2.14.

          (c) The Administrative Agent will make each DF Loan to be made hereunder available to the Borrower by promptly crediting the amounts withdrawn by it from the Deposit Account in accordance with Section 2.02(a)(ii), in like funds, to an account designated by the Borrower in the applicable Borrowing Request; provided that ABR DF Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

          SECTION 2.06. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.07. Reductions of Commitments. (a) Unless previously reduced to zero, the Total Commitment and each LC Commitment shall be reduced to zero on the Commitment Termination Date.

          (b) The Borrower may at any time or from time to time reduce the Revolving Total Commitment or the DF Total Commitment; provided that (i) each reduction of the Revolving Total Commitment or the DF Total Commitment (other than a reduction of the Total Commitment to zero) shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not reduce (A) the Revolving Total Commitment if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.09, the aggregate Revolving Credit Exposures would exceed the Revolving Total Commitment or (B) the DF Total Commitment if, after giving effect to any concurrent prepayment of the DF Loans in accordance with Section 2.09, the aggregate DF Credit Exposures would exceed the DF Total Commitment.

          (c) The Borrower shall notify the Administrative Agent of any election to reduce the Revolving Total Commitment or the DF Total Commitment under paragraph (b) of this Section at least three Business Days prior to the effective date of such reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of reduction of the Revolving Total Commitment or the DF Total Commitment to zero delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or financings, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any reduction of the Revolving Total Commitment or the DF Total Commitment shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay on the Commitment Termination Date to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender and for the account of each DF Lender the then unpaid principal amount of each DF Loan of such Lender.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made or held by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein (including any failure to record the making or repayment of any Loan) shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement or prevent the Borrower’s obligations in respect of Loans from being discharged to the extent of amounts actually paid in respect thereof.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in substantially the form set forth in Exhibit C hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.09. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to paragraph (d) of this Section.

          (b) The Borrower shall in the event and on each occasion that (i) the aggregate Revolving Credit Exposures exceed the Revolving Total Commitments, (ii) the aggregate DF Credit Exposures exceed the DF Total Commitments or (iii) the aggregate Credit Exposures exceed the Borrowing Base then in effect, not later than the next Business Day, prepay Borrowings in an aggregate amount equal to such excess or redesignate Letters of Credit pursuant to Section 2.04(a)(iii), and in the event that after such prepayment of Borrowings or redesignations any such excess shall remain, the Borrower shall deposit cash in an amount equal to such excess as collateral for the reimbursement obligations of the Borrower in respect of Revolving Letters of Credit or

DF Letters of Credit, as applicable; provided that in the case of any such excess that results from any determination under Section 1.03(b) of the Dollar Equivalent of any Letter of Credit denominated in Canadian Dollars, Euros or Pounds Sterling (i) no prepayment or redesignation shall be required until the Business Day next succeeding the day on which the Borrower shall have received notice of such determination under Section 1.03(b) from the Administrative Agent, (ii) no prepayment shall be required in respect of any excess of the DF Credit Exposures over the DF Total Commitments if such excess is eliminated by any redesignation provided for under Section 2.04(a)(iii), and (iii) any such prepayment required in respect of any excess of the aggregate Credit Exposures over the Borrowing Base then in effect may, if such excess is in an amount less than $10,000,000, be deferred until last day of the nearest maturing Interest Period(s) then in effect with respect to Loan(s) required to be so repaid except to the extent of any excess of the Revolving Credit Exposures over the Revolving Total Commitments or the DF Credit Exposures over the DF Total Commitments. Any cash so deposited (and any cash previously deposited pursuant to this paragraph) with the Administrative Agent shall be held in an account over which the Administrative Agent shall have dominion and control to the exclusion of the Borrower and its Subsidiaries, including the exclusive right of withdrawal. Other than any interest earned on the investment of such deposits, which investment shall be in Permitted Investments and shall be made in the discretion of the Administrative Agent (or, at any time when no Default or Event of Default has occurred and is continuing, shall be made at the direction of the Borrower) and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements of the same Class as the Letters of Credit in respect of which such deposit was made for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure of such Class at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Majority Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower has provided cash collateral to secure the reimbursement obligations of the Borrower in respect of Letters of Credit of any Class hereunder, then, so long as no Event of Default shall exist, such cash collateral shall be released to the Borrower if so requested by the Borrower at any time if and to the extent that, after giving effect to such release, the aggregate amount of the Credit Exposures of such Class would not exceed the Total Commitment of such Class and the aggregate Credit Exposures would not exceed the Borrowing Base then in effect.

          (c) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, not later than the fifth Business Day after such Net Cash Proceeds are received, prepay Loans in an aggregate amount equal to the lesser of (i) 50% of such Net Cash Proceeds and (ii) the amount required, if any, to cause the Available Commitments to be not less than $250,000,000 on the day such Net Cash Proceeds are received (any excess of the amount in (i) over the amount in (ii) being herein referred to as the “Available Amount”). To the extent that the Borrower and the Subsidiaries do not apply all the Available Amount on or prior to the Business Day (the “Application Date”) next preceding the day that is 365 days after receipt of such Net

Cash Proceeds to acquire assets that constitute Collateral at the time of such acquisition or will be owned by a Subsidiary, the Equity Interests of which constitute Collateral at the time of such acquisition, or to prepay loans under the Second Lien Agreement, as required by Section 2.07(b) thereof, then the portion of the Available Amount that has not been so applied by the Application Date (the “Unused Proceeds”) shall, not later than the Application Date, be required to be used to prepay Loans in an aggregate amount equal to the lesser of (A) the amount required, if any, to cause the Available Commitments to be not less than $250,000,000 on the Application Date and (B) the Unused Proceeds.

          (d) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 3:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment; provided that if the Borrower shall be required to make any prepayment hereunder by reason of Section 2.09(b), such notice shall be delivered not later than the time at which such prepayment is made. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of reduction of the Revolving Total Commitment or the DF Total Commitment to zero as contemplated by Section 2.07(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07(c). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing (other than pursuant to Section 2.09(b)) shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11. Prepayments of DF Loans shall be deposited by the Administrative Agent in the Deposit Account to the extent provided in Section 2.01(b).

          SECTION 2.10. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, accruing at the Applicable Rate on the daily unused amount of the Revolving Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment is reduced to zero. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments are reduced to zero, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Borrower agrees to pay to the Administrative Agent for the account of each DF Lender a fee, accruing at the Applicable Rate, on the daily amount of the Deposit of such Lender during the period from and including the date hereof to but excluding the date on which each of the DF Total Commitment and the DF LC Exposure have been reduced to zero. In addition, the Borrower agrees to pay to the Administrative Agent for the account of each DF Lender an additional amount, accruing at the rate of 0.10% per annum, on the daily amount of the Deposit of such Lender during the period from and including the date hereof to but excluding the date on which each of the DF Total Commitment and the DF LC Exposure have been reduced to zero. Fees and other amounts under this paragraph accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date, and on the date on which each of the DF Total Commitment and the DF LC Exposure have been reduced to zero. All fees and amounts payable under this paragraph shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Revolving Lender a participation fee with respect to its participations in Revolving Letters of Credit, which shall accrue at the Applicable Rate for Eurodollar Revolving Borrowings on the average daily amount of such Lender’s Revolving LC Exposure (excluding any portion thereof attributable to unreimbursed Revolving LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment is reduced to zero and the date on which such Lender ceases to have any Revolving LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the applicable Issuing Bank (on the date hereof or any later date on which such Issuing Bank shall have become an Issuing Bank), on the daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date each LC Commitment of such Issuing Bank is reduced to zero and the date on which there ceases to be any LC Exposure attributable to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that (i) all such accrued fees shall be payable in respect of Revolving LC Exposures on the date on which the Revolving Total Commitment is reduced to zero and any such fees accruing in respect of Revolving LC Exposures after the date on which the Revolving Total Commitment is reduced to zero shall be payable on demand and (ii) all such accrued fees shall be payable in respect of DF LC Exposures on the date on which the DF Total Commitment is reduced to zero and any such fees accruing in respect of DF LC Exposures after the date on which the DF Total Commitment is reduced to zero shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after demand. All participation and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (d) The Borrower agrees to pay to the Administrative Agent, for its own account, fees in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (e) All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to them) for distribution, where applicable, to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.11. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and shall be payable for each Revolving Loan upon reduction of the Revolving Total Commitment to zero and for each DF Loan upon reduction of the DF Total Commitment to zero; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or any Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing. In the event, and on each occasion, that prior to the determination of a Benchmark LIBO Rate for any day the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Deposits are not generally available in the interbank eurodollar market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost of maintaining the Benchmark LIBO Rate or the Deposits for such day, or that reasonable means do not exist for ascertaining the Benchmark LIBO Rate, the Administrative Agent shall give notice thereof to the Borrower and the DF Lenders by telephone or telecopy as promptly as practicable thereafter and the Deposit Return shall be equal to a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation minus .10% per annum. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

          SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank or any Deposit or the Deposit Account; or

          (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein or any Deposit or the Deposit Account;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining its Deposit or any Eurodollar Loan (or of maintaining the Commitment of such Lender) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), in each case by an amount deemed by such Lender or Issuing Bank, as the case may be, to be material, then the Borrower will pay to such

Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, in each case by an amount deemed by such Lender or such Issuing Bank to be material, as a consequence of this Agreement or the Commitment of such Lender or the Loans or participations in Letters of Credit held by such Lender or the Deposit or Sub-Account of any Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

          (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof, unless such amount is being contested by the Borrower in good faith.

          (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, continue or prepay any Eurodollar Loan, or to convert any Loan to a Eurodollar Loan, on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof, unless such amount is being contested by the Borrower in good faith.

          SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Credit Party hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any other Credit Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions of such Taxes (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Issuing Bank or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made (and the Borrower shall pay or cause such Credit Party to pay such increased amount), (ii) the Borrower or such other Credit Party shall make such deductions and (iii) the Borrower or such other Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) The Borrower shall indemnify each DF Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes withheld by the Administrative Agent with respect to any and all payments of the Deposit Return to the DF Lenders (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a DF Lender, or by the Administrative Agent on behalf of the applicable DF Lender, shall be conclusive absent manifest error.

          (c) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Issuing Bank or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Credit Party hereunder or under any other Credit Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or the applicable Issuing Bank or by the Administrative Agent on its own behalf or on behalf of the applicable Issuing Bank or a Lender, shall be conclusive absent manifest error.

          (d) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Credit Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (f) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time such Foreign Lender first becomes a party to this Agreement and at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

          SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Except as required or permitted under Section 2.03, 2.04, 2.13, 2.14, 2.15, 2.17 or 9.03, each Borrowing, each payment or prepayment of principal of any Borrowing or of any LC Disbursement, each payment of interest on the Loans or the LC Disbursements, each payment of fees (other than fees payable to the Issuing Banks), each reduction of the Revolving Total Commitment or the DF Total Commitment and each refinancing of any Borrowing with a Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been reduced to zero, in accordance with the respective principal amounts of their outstanding Loans, LC Exposures or Deposits, as applicable). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

          (b) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15 or otherwise) prior to 1:00 p.m.,

New York City time, on the date when due, in immediately available funds, without setoff, counterclaim or other deduction. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account specified by the Administrative Agent for the account of the applicable Lenders or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to the Borrower, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person in appropriate ratable shares to the appropriate recipient or recipients (or will deposit such payments in the Deposit Account, as applicable) promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars, except as otherwise expressly provided. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

          (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (d) If any Revolving Lender or DF Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans, participations in LC Disbursements and accrued interest thereon than the proportion received by any other Revolving Lender or DF Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements. If any participations are purchased pursuant to the preceding sentence and all or any portion of the payments giving rise thereto are recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest. The provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Commitment or any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law and under this Agreement, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be (or, to the extent provided in Section 2.01(b), deposit in the Deposit Account) the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank (or, if such amount shall have been deposited in the Deposit Account, each DF Lender authorizes the Administrative Agent to withdraw such amount from the Deposit Account), and to pay interest thereon for each day from and including the date such amount shall have been distributed to it or deposited in the Deposit Account and credited to its Sub-Account to but excluding the date of payment to or recovery by the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (f) If any Lender shall fail to make any payment required to be made by it hereunder for the account of the Administrative Agent, any Issuing Bank or any Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations are fully paid.

          SECTION 2.17. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13 or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender shall become the subject of any insolvency or similar proceeding or filing or default in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, participations in LC Disbursements and its Deposit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Borrower, as the case may be, and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. If any Lender shall become the subject of any insolvency or similar proceeding or filing, then the Borrower, if requested to do so by any Issuing Bank, shall use commercially reasonable efforts (which shall not include the payment of any compensation) to identify an assignee willing to purchase and assume the interests, rights and obligations of such Lender under this Agreement and to require such Lender to assign and delegate all such interests, rights and obligations to such assignee in accordance with the preceding sentence.

ARTICLE III

Representations and Warranties

          The Borrower represents and warrants to the Administrative Agent, the Lenders and the Issuing Banks that:

          SECTION 3.01. Organization; Powers. The Borrower and each of the other Credit Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Change, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required. Each Subsidiary of the Borrower other than the Credit Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required, except for failures that, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change.

          SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Credit Party are within such Credit Party’s powers and have been duly authorized. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Credit Document to which any Credit Party is to be a party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of the Borrower or such Credit Party, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts. (a) Except to the extent that no Material Adverse Change would be materially likely to result, the Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as are required to perfect Liens created under the Security Documents and such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or any of their assets, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries, except Liens created under the Credit Documents.

          (b) The incurrence of each Loan, Letter of Credit and LC Disbursement, each Guarantee thereof under the Credit Documents and each Lien securing any of the Obligations, is permitted under the Junior Lien Indenture and each other indenture or other agreement governing any Senior Subordinated-Lien Indebtedness in effect at the time of such incurrence, and the Loans, Letters of Credit, LC Disbursements and Guarantees thereof under the Credit Documents constitute Designated Senior Obligations under the Lien Subordination and Intercreditor Agreement.

          SECTION 3.04. Financial Statements; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2004. Such financial statements present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such date and for such fiscal year in accordance with GAAP.

          (b) Except as disclosed in the Disclosure Documents, since December 31, 2004, there has been no event or condition that constitutes or would be materially likely to result in a Material Adverse Change, it being agreed that a reduction in any rating relating to the Borrower issued by any rating agency shall not, in and of itself, be an event or condition that constitutes or would be materially likely to result in a Material Adverse Change (but that events or conditions underlying or resulting from any such reduction may constitute or be materially likely to result in a Material Adverse Change).

          SECTION 3.05. Litigation and Environmental Matters. (a) Except as set forth in the Disclosure Documents, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that if adversely determined would be materially likely, individually or in the aggregate, to result in a Material Adverse Change or (ii) that involve the Credit Documents or the Transactions.

          (b) Except as set forth in the Disclosure Documents, and except with respect to matters that, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          SECTION 3.06. Compliance with Laws and Agreements. The Borrower and each of the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change. No Event of Default has occurred and is continuing.

          SECTION 3.07. Investment and Holding Company Status. Neither the Borrower nor any of the Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          SECTION 3.08. ERISA and Canadian Pension Plans. (a) Except as disclosed in the Disclosure Documents, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events that have occurred or are reasonably expected to occur, would be materially likely to result in a Material Adverse Change.

          (b) Except as would not be materially likely to result in a Material Adverse Change, (i) the Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status; (ii) all material obligations of each Credit Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion; (iii) to the knowledge of the Credit Parties there have been no improper withdrawals of the assets of the Canadian Pension Plans or the Canadian Benefit Plans; (iv) there are no outstanding material disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans; and (v) each of the Canadian Pension Plans is being funded in accordance with the actuarial valuation reports last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles.

          SECTION 3.09. Disclosure. Neither the Information Memorandum nor the reports, financial statements, certificates or other written information referred to in Section 3.04 or delivered after the date hereof by or on behalf of any Credit Party to the Administrative Agent, the Collateral Agent or any Lender pursuant to Section 5.01 (taken together with all other information so furnished and as modified or supplemented by other information so furnished) contained or will contain, in each case as of the date delivered, any material misstatement of fact or omitted or will omit to state, in each case as of the date delivered, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information or other forward looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.10. Security Interests. (a) When executed and delivered, each of the Guarantee and Collateral Agreement and the Canadian Security Agreements will be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and enforceable security interest in the Collateral, to the extent contemplated by the Guarantee and Collateral Agreement or the Canadian Security Agreements, as the case may be, and (i) when the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Collateral Agent thereunder, together with instruments of transfer duly endorsed in blank, the Guarantee and Collateral Agreement will create, to the extent contemplated by the Guarantee and Collateral Agreement, a perfected security interest in all right, title and interest of the Grantors in such certificated securities to the extent perfection is governed by the Uniform Commercial Code as in effect in any applicable jurisdiction, subject to no other Lien other than Liens permitted under Section 6.02 that take priority over security interests in certificated securities perfected by the possession of such securities under the Uniform Commercial Code as in effect in the applicable jurisdiction, and (ii) when financing statements in appropriate form are filed, and any other applicable registrations are made, in the offices specified in the Perfection Certificate, the Guarantee and Collateral Agreement and the Canadian Security Agreements will create a perfected security interest (or hypothec, as applicable) in all right, title and interest of the Grantors in the remaining Collateral to the extent perfection can be obtained by filing Uniform Commercial Code financing statements and making such other applicable filings and registrations in such jurisdictions, subject to no other Lien other than Liens permitted under Section 6.02. The exclusion of the Consent Assets (as defined in the Guarantee and Collateral Agreement) from the Collateral does not materially reduce the aggregate value of the Collateral.

          (b) Each Mortgage, upon execution and delivery by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the

Mortgages have been filed or registered in the counties specified in Schedule 3.10(b), the Mortgages will create perfected Liens on all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to Liens in favor of any other Person (other than Liens or other encumbrances for which exceptions are taken in the policies of title insurance delivered in respect of the Mortgaged Properties on or prior to the Effective Date and Liens permitted under Section 6.02).

          (c) Upon (i) the recordation of the Guarantee and Collateral Agreement or a memorandum of such Agreement with the United States Patent and Trademark Office and (ii) the recordation of the Canadian Security Agreements with the Canadian Intellectual Property Office, the Guarantee and Collateral Agreement and the Canadian Security Agreements, as the case may be, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on all right, title and interest of the Grantors in the Material Intellectual Property in which a security interest may be perfected by such recordation in the United States Patent and Trademark Office or the Canadian Intellectual Property Office, as the case may be, in each case (i) prior and superior in right to any other Person and (ii) subject to no other Lien other than, in the case of (i) and (ii), Liens permitted under Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the Canadian Intellectual Property Office, as the case may be, may be necessary to perfect a Lien on registered trademarks and trademark applications acquired by the Grantors after the Effective Date). As of the Effective Date, Schedule 3.10(c) sets forth all the Material Intellectual Property.

          (d) Upon the recordation of the Guarantee and Collateral Agreement with the Federal Aviation Administration, the Guarantee and Collateral Agreement will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on all right, title and interest of the Grantors in the Aircraft Collateral (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by such recordation with the Federal Aviation Administration, in each case prior and superior in right to any other Person, subject to no other Lien other than Liens permitted under Section 6.02.

          (e) None of the Perfection Certificate or any other written information relating to the Collateral delivered after the date hereof by or on behalf of any Credit Party to the Administrative Agent, the Collateral Agent or any Lender pursuant to any provision of any Credit Document is or will be incorrect when delivered in any respect material to the rights or interests of the Lenders under the Credit Documents.

          SECTION 3.11. Use of Proceeds and Letters of Credit. The proceeds of the Loans and the Letters of Credit will be used only for the purposes referred to in the preamble to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

ARTICLE IV

Conditions

          SECTION 4.01. Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived or deferred in accordance with Section 9.02 or the penultimate paragraph of this Section 4.01):

          (a) The Administrative Agent (or its counsel) shall have received from the Borrower, the Administrative Agent and each Lender either (i) counterparts of this Agreement signed on behalf of each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of (i) Covington & Burling, counsel for the Borrower, substantially in the form of Exhibit E-1, and (ii) the General Counsel, the Associate General Counsel or an Assistant General Counsel of the Borrower, substantially in the form of Exhibit E-2, and covering such other matters relating to the Credit Parties, the Credit Documents or the Transactions as the Administrative Agent or the Majority Lenders shall reasonably request.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization by the Credit Parties of the Transactions and any other legal matters relating to the Borrower, the other Credit Parties, the Credit Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (d) The commitments under the ABL Facilities Agreement and the Deposit-Funded Agreement shall have terminated, all loans thereunder shall have been repaid, all other amounts outstanding or accrued for the accounts of or owing to the lenders thereunder (including the repayment or extension premium provided for in the ABL Facilities Agreement) and all letters of credit thereunder (other than the Existing Letters of Credit) shall have been canceled or returned. The European Facilities Agreement shall have become effective with a maturity not earlier than the Commitment Termination Date. The amendment and restatement of the European Guarantee and Collateral Agreement shall have become effective in substantially the form attached hereto as Exhibit J.

          (e) The Obligations shall have been designated by the Borrower as, and shall be, “Designated Senior Obligations” under the Lien Subordination and Intercreditor Agreement.

          (f) The Second Lien Agreement shall have become effective or shall concurrently become effective in substantially the form thereof most recently posted to IntraLinks prior to the date hereof with only such changes thereto as shall not be adverse to the Lenders in any material respect and shall have been approved by the Administrative Agent. All conditions to the effectiveness of the Second Lien Agreement shall have been satisfied, and the Second Lien Agreement shall have become effective. The Collateral Agent and the collateral agent under the Second Lien Agreement shall have entered into the Lenders Lien Subordination and Intercreditor Agreement.

          (g) The representations and warranties set forth in Article III shall be true and correct in all material respects on the Effective Date and the Administrative Agent shall have received a certificate signed by a Financial Officer to that effect.

          (h) The Borrower and the other Credit Parties shall be in compliance with all the terms and provisions set forth herein and in the other Credit Documents in all material respects on their part to be observed or performed, and at the time of and immediately after the Effective Date, no Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate signed by a Financial Officer to that effect.

          (i) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (j) The Administrative Agent shall have received (i) a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer, together with all attachments contemplated thereby, and (ii) the results of a search of the Uniform Commercial Code (or equivalent) filings or registrations made with respect to the Credit Parties in the jurisdictions referred to in paragraph 1 of the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search.

          (k) The Administrative Agent shall have received from the Borrower and each Domestic Subsidiary (other than the Excluded Subsidiaries and the Consent Subsidiaries) a counterpart of the Guarantee and Collateral Agreement duly executed and delivered on behalf of the Borrower or such Subsidiary as a Guarantor and (in the case of each Subsidiary that is a Grantor under the guarantee and collateral agreement under the Deposit-Funded Agreement) a Grantor. The Administrative Agent shall have received from the Canadian Grantors counterparts of the Canadian Security Agreements duly executed and delivered on behalf of such Canadian Grantors.

          (l) The Collateral Agent shall have received certificates representing all Equity Interests (other than any uncertificated Equity Interests) pledged pursuant to the Guarantee and Collateral Agreement, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank.

          (m) All Uniform Commercial Code financing statements or other personal property security filings and recordations with the United States Patent and Trademark Office, the Canadian Intellectual Property Office and the Federal Aviation Administration required by law or reasonably requested by the Collateral Agent to be filed or recorded to perfect the Liens intended to be created on the Collateral (to the extent such Liens may be perfected by filings under the Uniform Commercial Code as in effect in any applicable jurisdiction or by filings or registrations under applicable Canadian personal property security legislation or by filings with the United States Patent and Trademark Office or the Federal Aviation Administration) shall have been filed or recorded or delivered to the Collateral Agent for filing or recording.

          (n) The Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property, duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens (other than Liens referred to in such policies of title insurance and acceptable to the Administrative Agent and Liens permitted by Section 6.02), together with such endorsements as the Collateral Agent or the Majority Lenders may reasonably request, and (iii) such legal opinions and other documents as shall reasonably have been requested by the Collateral Agent with respect to any such Mortgage or Mortgaged Property.

          (o) The Administrative Agent shall have received from each “Deposit Account Institution” that is required to be party to a “Lockbox Agreement” (as such terms are defined in the Guarantee and Collateral Agreement) evidence that such agreement has been duly executed by all requisite parties and has become effective.

          The Collateral Agent may enter into agreements with the Borrower to grant extensions of time for the perfection of security interests in or the delivery of surveys, title insurance, legal opinions or other documents with respect to particular assets where it determines that perfection cannot be accomplished or such documents cannot be delivered without undue effort or expense by the Effective Date or any later date on which they are required to be accomplished or delivered under this Agreement or the Security Documents. Any failure of the Borrower to satisfy a requirement of any such agreement by the date specified therein (or any later date to which the Collateral Agent may agree) shall constitute a breach of the provision of this Agreement or the Security Document under which the original requirement was applicable. Without limiting the foregoing, it is anticipated that the actions listed on Schedule 4.01 will not have been completed by the Effective Date, and the Borrower covenants and agrees that each of such actions will be completed by the date specified for such action in such Schedule 4.01 (or any later date to which the Collateral Agent may agree) and that the Borrower will comply with all of the undertakings set forth in Schedule 4.01.

          The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date in writing, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Revolving Lenders to make Loans, the DF Lenders to make the Deposits and the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on April 30, 2005 (and, in the event such conditions are not so satisfied or waived, the Total Commitment shall be reduced to zero at such time).

          SECTION 4.02. Each Credit Event. (a) The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a conversion or continuation of an outstanding Borrowing and other than a Borrowing to reimburse an LC Disbursement made pursuant to Section 2.04(e)) and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, shall be subject to the satisfaction of the following conditions:

          (i) The representations and warranties of the Borrower set forth in this Agreement and in the other Credit Documents (insofar as the representations and warranties in such other Credit Documents relate to the transactions provided for herein or to the Collateral securing the Obligations) shall be true and correct in all respects material to the rights or interests of the Lenders or the Issuing Banks under the Credit Documents on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (ii) After giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the aggregate Credit Exposure shall not exceed the Borrowing Base Availability then in effect.

          (iii) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing and no breach of the delivery requirements of Section 5.01(a) or (b) shall have occurred and be continuing.

          (b) The obligation of each Lender to make a Loan on the occasion of any Borrowing deemed to have been requested by the Borrower to reimburse an LC Disbursement pursuant to Section 2.04(e) shall be subject to the satisfaction of the conditions that (i) at the time of and immediately after giving effect to such Borrowing, no Event of Default shall have occurred and be continuing, and (ii) after giving effect to such Borrowing, the aggregate Credit Exposure shall not exceed the Borrowing Base Availability then in effect.

          (c) Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in clauses (i), (ii) and (iii) of paragraph (a) above or in paragraph (b) above, as the case may be.

ARTICLE V

Affirmative Covenants

          Until the Commitments shall have been reduced to zero and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Administrative Agent, the Lenders and the Issuing Banks that:

          SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender and Issuing Bank:

          (a) (i) as soon as available and in any event within 110 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied; and (ii) as soon as available and in any event on or before April 30 of each fiscal year of the Borrower, an annual operating plan for such fiscal year prepared by management of the Borrower in a manner consistent with past practice, which annual operating plan shall include, for such fiscal year, (A) annual and quarterly projected income statements, annual and quarterly projected statements of cash flow, and a projected year-end balance sheet as of the last day of such fiscal year, in each case, for the Borrower and its Consolidated Subsidiaries, and (B) quarterly projections of unit and dollar sales, EBIT and operating cash flow by business unit;

          (b) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) other than in connection with the delivery of financial statements for the fiscal period ended March 31, 2005, not later than one Business Day after each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) demonstrating compliance with Sections 6.08, 6.09 and 6.10 at the end of the period to which such financial statements relate and for each applicable period then ended, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered under clause (a) above (or, prior to the delivery of any such financial statements, since December 31, 2004) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) specifying the exchange rate determined by the Borrower and used in the annual operating plan delivered under clause (a) above for the then current fiscal year (which rate the Borrower agrees to determine reasonably);

          (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

          (e) other than in connection with the delivery of financial statements for the fiscal period ended March 31, 2005, not later than one Business Day after each delivery of financial statements under clause (a) or (b) above, and at such other times as the Borrower may determine, a certificate of a Financial Officer identifying each Domestic Subsidiary formed or acquired after the Effective Date and not previously identified in a certificate delivered pursuant to this paragraph, stating whether each such Domestic Subsidiary is a Consent Subsidiary and describing the factors that shall have led to the identification of any such Domestic Subsidiary as a Consent Subsidiary;

          (f) from time to time, all information and documentation required to be delivered under Section 4.04 of the Guarantee and Collateral Agreement;

          (g) other than in connection with the delivery of financial statements for the fiscal period ended March 31, 2005, not later than one Business Day after each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower certifying that the requirements of Section 5.08 have been satisfied in all material respects; and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement or the other Credit Documents, or the perfection of the security interests created by the Security Documents, as the Administrative Agent or any Lender may reasonably request.

          Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at

http://www.sec.gov; provided that the Borrower shall deliver paper copies of such information to any Lender that requests such delivery. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

          SECTION 5.02. Notices of Defaults. The Borrower will furnish to the Administrative Agent, each Issuing Bank and each Lender prompt written notice of the occurrence of any Default, together with a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that failures to keep in effect such rights, licenses, permits, privileges and franchises would not be materially likely, individually or in the aggregate for all such failures, to result in a Material Adverse Change; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

          SECTION 5.04. Maintenance of Properties. The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all its property in good working order and condition, ordinary wear and tear excepted, except to the extent any failure to do so would not, individually or in the aggregate, be materially likely to result in a Material Adverse Change (it being understood that the foregoing shall not prohibit any sale of any assets permitted by Section 6.06).

          SECTION 5.05. Books and Records; Inspection and Audit Rights. (a) The Borrower will, and will cause each of the Subsidiaries to, keep books of record and account sufficient to enable the Borrower to prepare the financial statements and other information required to be delivered under Section 5.01. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent (or by any Lender acting through the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties (accompanied by a representative of the Borrower) and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested.

          (b) The Borrower will, and will cause each of the other Grantors to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) (or by any Lender acting through the Administrative Agent) to conduct up to two evaluations and one appraisal in any fiscal year of the Borrower’s computation of the Borrowing Base and the assets included in the Borrowing Base (and information relating to Customer Capital Expenditures) and such other assets and properties of the Borrower or the Subsidiaries as the Administrative Agent or Majority Lenders may reasonably require, all at reasonable times and upon reasonable advance notice to the Borrower and, if reasonably requested at any time when Available Commitments shall be less than $250,000,000 or when a Default or Event of Default shall have occurred and shall be continuing, up to one additional evaluation and up to one additional appraisal in any fiscal year. The Borrower shall pay the reasonable fees (including reasonable and customary internally allocated fees and expenses of employees of the Administrative Agent as to which invoices have been furnished) and expenses of any third party representatives retained by the Administrative Agent as to which invoices have been furnished to conduct any such evaluation or appraisal, including the reasonable fees and expenses associated with collateral monitoring services performed by the IB ABL Portfolio Management Group of the Administrative Agent to the extent not otherwise agreed in writing by the Borrower and the Administrative Agent. Upon the request of any Lender, the Administrative Agent shall share the results of any such evaluation or appraisal with such Lender. To the extent required by the Administrative Agent or the Majority Lenders in their discretion (not to be exercised unreasonably) as a result of any such evaluation, appraisal or monitoring, the Borrower also agrees to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves or modifying the eligibility criteria for the components of the Borrowing Base, but not modifying the specifically enumerated advance rates specified in the definition of the “Borrowing Base”). Any such modification or adjustment required by the Administrative Agent or the Majority Lenders shall be made by written notice to the Borrower setting forth in reasonable detail the basis for such modification or adjustment, and shall become effective for purposes of the first Borrowing Base Certificate that is delivered pursuant to Section 5.09 at least five Business Days after the date of receipt by the Borrower of such written notice.

          (c) In the event that historical accounting practices, systems or reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, the Borrower will agree to maintain such additional reserves (for purposes of computing the Borrowing Base) in respect of the components of the Borrowing Base and make such other adjustments to its parameters for including the components of the Borrowing Base as the Administrative Agent or the Majority Lenders in their discretion (not to be exercised unreasonably) shall reasonably require based upon such modifications.

          SECTION 5.06. Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, including Environmental Laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change.

          SECTION 5.07. Insurance. The Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customary among companies of established reputation engaged in the same or similar businesses and operating in the same or similar locations, except to the extent the failure to do so would not be materially likely to result in a Material Adverse Change. The Borrower will furnish to the

Administrative Agent or any Lender, upon request, information in reasonable detail as to the insurance so maintained.

          SECTION 5.08. Guarantees and Collateral. (a) In the event that there shall at any time exist any North American Subsidiary (other than an Excluded Subsidiary or Consent Subsidiary) that shall not be a party to the Guarantee and Collateral Agreement or the Canadian Security Agreements, as the case may be, the Borrower will promptly notify the Collateral Agent (including in such notice the information that would have been required to be set forth with respect to such Subsidiary in the Perfection Certificate if such Subsidiary had been one of the Grantors listed therein) and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, deliver to the Collateral Agent a supplement to the Guarantee and Collateral Agreement or the Canadian Security Agreements, as the case may be, in substantially the form specified therein, duly executed and delivered on behalf of such North American Subsidiary, pursuant to which such North American Subsidiary will become a party to the Guarantee and Collateral Agreement and a Subsidiary Guarantor and, if it elects to become a Grantor or if its Total Assets are greater than $10,000,000 as of December 31, 2004, or if later, as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), a Grantor, in each case as defined in the Guarantee and Collateral Agreement.

          (b) In the event that the Borrower or any other Grantor shall at any time directly own any Equity Interests of any Subsidiary (other than (i) Equity Interests in any Subsidiary with Total Assets not greater than $10,000,000 as of December 31, 2004, or if later, as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), (ii) Equity Interests in any Excluded Subsidiary or Consent Subsidiary and (iii) Equity Interests already pledged in accordance with this paragraph or Section 4.01(l)), the Borrower will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, cause such Equity Interests to be pledged under the Guarantee and Collateral Agreement and cause to be delivered to the Collateral Agent any certificates representing such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, that (A) no Grantor shall be required to pledge more than 65% of outstanding voting Equity Interests of any Foreign Subsidiary and (B) no Grantor shall be required to pledge any Equity Interests in any Foreign Subsidiary if a Financial Officer shall have delivered a certificate to the Administrative Agent certifying that the Borrower has determined, on the basis of reasonable inquiries in the jurisdiction of such Person, that such pledge would affect materially and adversely the ability of such Person to conduct its business in such jurisdiction.

          (c) In the event that the Borrower or any other Grantor shall at any time directly own any Equity Interests of any Material Foreign Subsidiary (other than Equity Interests already pledged in accordance with this paragraph and Equity Interests in any Consent Subsidiary), the Borrower will promptly notify the Collateral Agent and will take all such actions as the Collateral Agent shall reasonably request and as shall be available under applicable law to cause such Equity Interests to be pledged under a

Foreign Pledge Agreement and cause to be delivered to the Collateral Agent any certificates representing such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, that (A) no Grantor shall be required to pledge more than 65% of outstanding voting Equity Interests of any Foreign Subsidiary and (B) no Grantor shall be required to pledge any Equity Interests in any Person if a Financial Officer shall have delivered a certificate to the Administrative Agent certifying that the Borrower has determined, on the basis of reasonable inquiries in the jurisdiction of such Person, that such pledge would affect materially and adversely the ability of such Person to conduct its business in such jurisdiction.

          (d) In the event that the Borrower or any other Grantor shall at any time own any Material Intellectual Property (other than Material Intellectual Property as to which the actions required by this paragraph have already been taken), the Borrower will promptly notify the Collateral Agent and will file all Uniform Commercial Code financing statements or other applicable personal property security law filings and recordations with the Patent and Trademark Office or the Canadian Intellectual Property Office as shall be required by law or reasonably requested by the Collateral Agent to be filed or recorded to perfect the Liens intended to be created on the Collateral (to the extent such Liens may be perfected by filings under the Uniform Commercial Code or other personal property security legislation as in effect in any applicable jurisdiction or by filings with the United States Patent and Trademark Office or the Canadian Intellectual Property Office); provided, that if the consents of Persons other than the Borrower and the Wholly Owned Subsidiaries would be required under applicable law or the terms of any agreement in order for a security interest to be created in any Material Intellectual Property under the Guarantee and Collateral Agreement or the Canadian Security Agreements, as the case may be, a security interest shall not be required to be created in such Material Intellectual Property prior to the obtaining of such consents. The Borrower will endeavor in good faith to obtain any consents required to permit any security interest in Material Intellectual Property to be created under the Guarantee and Collateral Agreement or the Canadian Security Agreements, as the case may be.

          (e) The Borrower will, and will cause each Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions, as may be reasonably requested by the Collateral Agent in order to cause the security interests purported to be created by the Security Documents or required to be created under the terms of this Agreement to constitute valid security interests, perfected in accordance with this Agreement.

          SECTION 5.09. Borrowing Base Certificate. (a) The Borrower will furnish to the Administrative Agent, no later than (i) 15 days following the end of each fiscal month (or, if such day is not a Business Day, the next succeeding Business Day), a completed Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of such immediately preceding fiscal month as outlined in Exhibit K, (ii) if Available Commitments shall be $150,000,000 or less for each of five consecutive Business Days, on the Wednesday (or if such Wednesday is not a Business Day, on the next succeeding Business Day) of the next succeeding week following the last day of such five consecutive Business Day period, an interim calculation of Eligible Accounts Receivable as of Saturday of the immediately preceding week, and (iii) if requested by the Administrative Agent, at any other time when the Administrative Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, as soon as reasonably practicable but in no event later than five Business Days after such request, a completed Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with such supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request.

          (b) The Borrower will furnish to the Administrative Agent at the time of each delivery of the Borrowing Base Certificate under clause (a) above (and in any event not later than 15 days following the end of each fiscal month (or, if such day is not a Business Day, the next succeeding Business day)), a certificate of a Financial Officer in the form attached as Annex I to Exhibit K hereto specifying, to the best of such Financial Officer’s knowledge, as of the date of the information reported in such Borrowing Base Certificate (i) the aggregate cash and cash equivalents of the Borrower and its Subsidiaries held in the United States, (ii) the aggregate cash and cash equivalents of the Borrower and its Subsidiaries held other than in the United States, (iii) for each of this Agreement and the European Facilities Agreement, the undrawn amount available to be drawn hereunder and thereunder, respectively, (iv) the aggregate accounts payable position of the Borrower and the Domestic Subsidiaries and (v) the unearned income on the Borrower’s balance sheet that represents funded Customer Capital Expenditures relating to future production.

ARTICLE VI

Negative Covenants

          Until the Commitments shall have been reduced to zero and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Administrative Agent, the Lenders and the Issuing Banks that:

          SECTION 6.01. Indebtedness and Preferred Equity Interests. The Borrower will not, and will not permit any Consolidated Subsidiary to, create, incur, assume or permit to exist any Indebtedness, or issue any preferred stock or other preferred Equity Interests, except:

          (a) Indebtedness under this Agreement (and related Indebtedness under the Security Documents);

          (b) Indebtedness under the Second Lien Agreement and the European Facilities Agreement (and related Indebtedness under the “Security Documents”, as defined in such Agreements) in an amount for each such Agreement not greater than the aggregate amount of the outstanding loans and unfunded commitments of the lenders thereunder on the Effective Date;

          (c) other Indebtedness existing (or incurred pursuant to commitments to lend existing) on the date hereof, substantially all of which is set forth or described in Schedule 6.01 (which Schedule 6.01 (i) sets forth substantially all such Indebtedness and commitments outstanding on December 31, 2004, and (ii) shall be modified and delivered to the Administrative Agent within 60 days after the date hereof to reflect substantially all of the Indebtedness and commitments outstanding on the date hereof);

          (d) Indebtedness owed to the Borrower or any Subsidiary and permitted under Section 6.05(b);

          (e) Guarantees expressly permitted under Section 6.05;

          (f) Indebtedness (including Securitization Transactions) of Foreign Subsidiaries in an aggregate principal amount (excluding Indebtedness existing or incurred under the other clauses of this Section 6.01 and under Section 6.05(b)) not greater than $600,000,000 outstanding at any time;

          (g) Securitization Transactions (other than those permitted by paragraphs (f), (j), (l), (r) and (t) of this Section) in an aggregate amount not greater than €300,000,000 outstanding at any time;

          (h) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement;

          (i) Attributable Debt of the Borrower or any Subsidiary incurred pursuant to Sale and Leaseback Transactions permitted by Section 6.03;

          (j) Indebtedness of any Person that shall have become a Subsidiary after the date hereof; provided that such Indebtedness shall have existed at the time such Person became a Subsidiary and shall not have been created in contemplation of or in connection with such Person becoming a Subsidiary;

          (k) obligations of the Borrower and the Subsidiaries existing on the date hereof (other than Guarantees, Securitization Transactions and Sale and Leaseback Transactions), that would not constitute Indebtedness that would appear as liabilities on a consolidated balance sheet of the Borrower under GAAP as in effect on the date hereof and that, as a result of changes in GAAP after the date hereof shall be required to be reflected on such a balance sheet as liabilities;

          (l) Indebtedness of any Subsidiary that is not a Consolidated Subsidiary under GAAP as in effect on the date hereof (and in the event that any such Subsidiary shall become a Consolidated Subsidiary, Indebtedness of such Subsidiary existing at the time it becomes a Consolidated Subsidiary);

          (m) any extension, renewal, refinancing or replacement of any Indebtedness referred to in any of clauses (a) through (l) above that does not increase the outstanding principal amount thereof (except to the extent necessary to pay the fees, expenses, underwriting discounts and prepayment premiums in connection therewith) or change the parties directly or indirectly responsible for the payment of such Indebtedness; provided that (i) any such refinancing or replacement Indebtedness shall not shorten the maturity of the Indebtedness refinanced or replaced or add a requirement not previously applicable to the Indebtedness refinanced or replaced that such Indebtedness be prepaid, redeemed, repurchased or defeased on one or more scheduled dates or upon the happening of one or more events (other than events of default or change of control events) before the maturity of the Indebtedness being refinanced or replaced; (ii) (A) any such refinancing or replacement of Indebtedness under any revolving credit or similar facility shall be accompanied by the termination of the portion of the commitments under such facility under which such refinanced or replaced Indebtedness shall have been outstanding and (B) any extension, renewal, refinancing or replacement of Indebtedness under any revolving credit or similar facility may be in an aggregate principal amount equal to the commitments under such facility at the time of such extension, renewal, refinancing or replacement, whether or not such commitments have been drawn at the time of such extension, renewal, refinancing or replacement; (iii) in the case of the refinancing of any Indebtedness that is not permitted to be prepaid, redeemed, defeased or otherwise discharged prior to its maturity, or in respect of which the Borrower determines in its sole discretion that the costs or difficulty of extinguishing such Indebtedness at the time such refinancing Indebtedness is incurred outweigh the advantages to the Borrower of such extinguishment, any such refinancing Indebtedness may be incurred up to one year in advance of the maturity of such Indebtedness to be refinanced and the proceeds thereof may, in lieu of being applied to refinance such Indebtedness, be used for any purpose permitted under this Agreement prior to the refinancing of such Indebtedness; and (iv) any such refinancing Indebtedness may be incurred up to six months after the extinguishment of the Indebtedness being refinanced;

          (n) Indebtedness arising from the honoring of a check, draft or similar instrument presented by the Borrower or a Subsidiary against insufficient funds;

          (o) Indebtedness pursuant to any Swap Agreement entered into to hedge against risks to which the businesses of the Borrower and the Subsidiaries are exposed, and not for speculative purposes, or in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary;

          (p) unsecured surety and performance bonds entered into in the ordinary course of business and not securing Indebtedness;

          (q) other unsecured Indebtedness for borrowed money of the Borrower, or preferred Equity Interests of the Borrower (“Permitted Preferred Stock”), or any combination thereof, not maturing or required to be prepaid, redeemed, repurchased or defeased prior to the Commitment Termination Date, whether on one or more scheduled dates or upon the happening of one or more events (other than events of default (or similar events relating to Equity Interests) or change of control events), and any Guarantee of such Indebtedness provided by any Subsidiary that is a Guarantor under the Guarantee and Collateral Agreement that is subordinated to the Obligations on terms in no material respect less favorable to the Lenders than market terms prevailing at the time such Guarantee is issued; provided that the aggregate principal or stated amount of such Indebtedness (or of the Indebtedness it Guarantees) or preferred Equity Interests created or assumed pursuant to this clause (q) and outstanding at any time, without duplication, shall not, taken together with the aggregate principal amount of Indebtedness outstanding under clause (s) below, exceed $2,400,000,000; provided further, that for purposes of this paragraph, any trust preferred stock or similar preferred Equity Interest issued by a special purpose entity substantially all the assets of which consist of unsecured Indebtedness or preferred Equity Interests of the Borrower meeting the requirements of this paragraph will be deemed to be a preferred Equity Interest of the Borrower;

          (r) a Securitization Transaction in an aggregate amount not greater than $15,000,000 outstanding at any time involving accounts receivable, rights to future lease payments or residuals or other financial assets, and related property of Goodyear Australia Pty Limited;

          (s) Senior Subordinated-Lien Indebtedness for borrowed money of the Borrower in an aggregate principal amount outstanding not to exceed $1,400,000,000 at any time, in each case not maturing or required to be prepaid, redeemed, repurchased or defeased prior to the Commitment Termination Date, whether on one or more scheduled dates or upon the happening of one or more events (other than as a result of events of default or change of control events or pursuant to customary provisions requiring that the Borrower offer to purchase such Senior Subordinated-Lien Indebtedness with the proceeds of asset sales to the extent such proceeds have not been invested in assets used in the Borrower’s business or used to prepay, redeem or purchase other Indebtedness (including Loans hereunder) or to provide cash collateral for reimbursement obligations in respect of letters of credit (including the Letters of Credit)) (it being agreed that provisions comparable to those set forth in the Junior Lien Indenture or the Third Lien Agreement are customary), and related Guarantees by the Subsidiary Guarantors; provided that the Senior Subordinated-Lien Collateral Agent for such Senior Subordinated-Lien Indebtedness shall have executed and delivered (with a copy to the Administrative Agent), on its own behalf and on behalf of the obligees on such Senior Subordinated-Lien Indebtedness, an Accession Agreement under the Lien Subordination and Intercreditor Agreement pursuant to which the obligations of the Borrower and the Subsidiaries in respect of such Senior Subordinated-Lien Indebtedness shall have become Designated Junior Obligations under the Lien Subordination and Intercreditor Agreement;

          (t) Securitization Transactions of Foreign Subsidiaries (other than those permitted by paragraphs (f), (g), (j), (l) and (r) of this Section) in an aggregate amount not greater than $15,000,000 outstanding at any time; and

          (u) other Indebtedness in an aggregate amount at any time outstanding not to exceed $50,000,000.

          SECTION 6.02. Liens. The Borrower will not, and will not permit any Consolidated Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof (other than sales of delinquent or doubtful receivables and other than any transaction excluded from the definition of “Securitization Transaction” under the proviso thereto), except:

          (a) Liens created under the Credit Facilities Documents;

          (b) Permitted Encumbrances;

          (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secured on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that shall have become a Subsidiary after the date hereof prior to the time such Person became a Subsidiary; provided that (i) such Lien secures Indebtedness permitted by clause (h) or (j) of Section 6.01, (ii) such Lien shall not have been created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (iii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, and (iv) such Lien shall secure only those obligations which it shall have secured on the date of such acquisition or the date such Person shall have become a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (e) Liens on assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (h) or (j) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary;

          (f) Liens on assets of Foreign Subsidiaries securing Indebtedness incurred under Section 6.01(f), and (ii) in connection with Securitization Transactions permitted under Section 6.01(f) or (t);

          (g) in connection with Securitization Transactions permitted under Section 6.01(g) and (r);

          (h) Liens in connection with Sale and Leaseback Transactions permitted by Section 6.03;

          (i) Liens on specific items of inventory or other goods (and proceeds thereof) securing obligations in respect of bankers’ acceptances issued for the account of the Borrower or a Subsidiary to facilitate the purchase, shipment or storage of such items of inventory or other goods;

          (j) Liens on specific items of inventory or other goods and related documentation (and proceeds thereof) securing reimbursement obligations in respect of trade letters of credit issued to ensure payment of the purchase price for such items of inventory or other goods;

          (k) any interest of a lessor in property subject to an operating lease;

          (l) Liens referred to in policies of title insurance with respect to Mortgaged Property delivered to the Administrative Agent prior to the Effective Date;

          (m) Liens on assets constituting Collateral (other than any such Collateral constituting Indenture Properties (as defined in the Guarantee and Collateral Agreement) or “manufacturing facilities” (as defined in the Swiss Franc Note Agreement), including Liens on the Borrower’s headquarters facilities in Akron, Ohio, created under any Senior Subordinated-Lien Indebtedness Security Documents to secure any Senior Subordinated-Lien Indebtedness incurred under Section 6.01(s); provided that such Liens shall be subordinate and junior to the Liens securing the Obligations on the terms set forth in the Lien Subordination and Intercreditor Agreement;

          (n) Liens on assets constituting Collateral securing Indebtedness incurred under Section 6.01(m) to refinance Indebtedness under the Second Lien Agreement, but only if any such Liens shall be subordinated, on the terms set forth in the Lenders Lien Subordination and Intercreditor Agreement, to the Liens securing the Obligations to the same extent as the Liens on such assets securing the Indebtedness under the Second Lien Agreement;

          (o) Liens on assets constituting Collateral (as defined in the European Facilities Agreement) securing Indebtedness incurred under Section 6.01(m) to refinance Indebtedness under the European Facilities Agreement;

          (p) other Liens on assets not constituting Collateral; provided that the aggregate amount of the Indebtedness and other obligations secured by such Liens shall at no time exceed $50,000,000.

          SECTION 6.03. Sale and Leaseback Transactions. The Borrower will not, and will not permit any of the Consolidated Subsidiaries to, enter into or be party to any Sale and Leaseback Transaction other than (a) Sale and Leaseback Transactions existing on the date hereof and any replacement Sale and Leaseback Transactions that do not involve assets other than those subject to the Sale and Leaseback Transactions they replace and do not increase the Attributable Debt related thereto and (b) other Sale and Leaseback Transactions the aggregate outstanding Attributable Debt in respect of which does not exceed $125,000,000.

          SECTION 6.04. Fundamental Changes. The Borrower will not, and will not permit any Subsidiary to, merge into, amalgamate or consolidate with any other Person, or permit any other Person to merge into, amalgamate or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets (including capital stock of Subsidiaries) constituting all or substantially all the assets of the Borrower and its Consolidated Subsidiaries, taken as a whole, or, in the case of the Borrower, liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary; except that no Domestic Subsidiary may merge into a Foreign Subsidiary, (iii) any sale of a Subsidiary made in accordance with Section 6.06 may be effected by a merger of such Subsidiary and (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary; provided that any Investment that takes the form of a merger, amalgamation or consolidation (other than any merger, amalgamation or consolidation involving the Borrower) that is expressly permitted by Section 6.05 shall be permitted under this Section 6.04.

          SECTION 6.05. Investments, Loans, Advances and Guarantees. The Borrower will not, and will not permit any of the Consolidated Subsidiaries to, purchase or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or securities (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, make any Guarantee of any obligations of, or make any investment in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an “Investment” in such Person), except:

          (a) Permitted Investments;

          (b) Investments by the Borrower and the Subsidiaries in Subsidiaries or the Borrower; provided that no Investment shall made by any Credit Party in a Subsidiary that is not a Credit Party pursuant to this clause (b) except Investments (A) to fund working capital needs of such Subsidiary, (B) to replace amounts available under credit facilities or other financings of such Subsidiary existing on the date hereof that shall have matured or shall have been terminated or reduced, (C) to cover losses from operations of such Subsidiary and (D) to provide funds for Capital Expenditures or acquisitions permitted to be made by such Subsidiary; provided further, that Equity Interests in the European JV or any subsidiary thereof may not be transferred to any Subsidiary that is not the European JV or any subsidiary thereof;

          (c) any Investment by a Credit Party in a Consolidated Subsidiary that is not a Credit Party in the form of a transfer of assets used in or directly relating to any manufacturing process (but excluding any cash or financial asset) from a jurisdiction having higher manufacturing costs to a jurisdiction having lower manufacturing costs; provided that after giving effect to any such transfer or related series of transfers of assets having an aggregate book value in excess of $5,000,000, the aggregate book value of all assets subject to all such transfers involving assets having an aggregate book value in excess of $5,000,000 from and after the Effective Date, shall not exceed $250,000,000; and any Investment by Goodyear Dunlop Tires NA in a Consolidated Subsidiary;

          (d) Guarantees expressly permitted under Section 6.01;

          (e) the acquisition of any Equity Interest; provided that the aggregate consideration paid by the Borrower and the Subsidiaries in all such acquisitions (including Indebtedness assumed by the Borrower or any Subsidiary) shall not exceed $400,000,000 plus the aggregate amount of Equity Proceeds received after the Effective Date that shall not have been used (i) to make Capital Expenditures under clause (b) of Section 6.08 or (ii) to make other Investments under this clause (e);

          (f) Guarantees not permitted by any other clause of this Section 6.05 incurred in the ordinary course of business and consistent with past practice in an aggregate amount for all such Guarantees at any time outstanding not exceeding $50,000,000;

          (g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (h) Investments for consideration consisting solely of common stock of the Borrower;

          (i) Equity Interests and debt obligations obtained by the Borrower or any Subsidiary as consideration for any asset sale permitted under Section 6.06;

          (j) (i) Investments in an aggregate amount not greater than $150,000,000 during the term of this Agreement in Persons in which the Borrower or any Subsidiary had an Equity Interest on the date hereof that are (A) required to be made as a result of the exercise by other holders of Equity Interests in such Persons of put options or (B) required to avoid dilution of the Borrower’s or such Subsidiary’s percentage ownership interest therein; (ii) Investments in an aggregate amount not greater than $150,000,000 during the term of this Agreement consisting of the purchase of Equity Interests in or any business unit owned by or comprising part of the Person specified on Schedule 6.05(j)(ii); and (iii) Investments in Subsidiaries in which Persons other than the Borrower or any Subsidiary have minority Equity Interests at the time such Investments are made consisting of purchases of such minority interests in an aggregate amount not greater than $100,000,000 during the term of this Agreement;

          (k) any Investment that (i) is included in Capital Expenditures for the period during which such Investment is made and that is permitted under Section 6.08 or (ii) consists of the acquisition of all the Equity Interests in a Person (other than such portion of the Equity Interests in any Foreign Subsidiary as may be required by local law to be or pursuant to local market practice is customarily owned by a Person other than the Borrower or a Subsidiary) not less than 90% of the assets of which are capital assets and that is permitted under Section 6.08 (the amount of the Capital Expenditure in respect thereof for purposes of determining compliance with Section 6.08 being deemed to be the consideration paid in respect of such acquisition plus the aggregate amount of the Indebtedness of such Person outstanding immediately after such acquisition);

          (l) Investments in Tire & Wheel Assemblies, Inc. in an aggregate amount at any time outstanding not greater than $50,000,000;

          (m) loans and advances to officers and employees of the Borrower and its Subsidiaries in the ordinary course of business;

          (n) Investments in prepaid expenses in the ordinary course of business or in respect of required pension fund contributions;

          (o) negotiable instruments held for collection and lease, utility, workers’ compensation, performance and other similar deposits in the ordinary course of business;

          (p) Investments in any Subsidiary that engages in no activities other than those related to a Securitization Transaction in order to capitalize such Subsidiary at a level customary for a securitization vehicle in such a transaction;

          (q) Investments constituting loans or advances by the European JV or any J.V. Subsidiary (as defined in the European Facilities Agreement) to the Borrower or any of its Subsidiaries as part of cash management consistent with past practices;

          (r) Investments of the proceeds of any Securitization Transaction under Section 6.01(r) in South Pacific Tyres; and

          (s) Investments not permitted by any other clause of this Section in an aggregate amount at any time outstanding not greater than $50,000,000.

          SECTION 6.06. Asset Dispositions. The Borrower will not, and will not permit any of the Consolidated Subsidiaries to, sell, transfer or otherwise dispose of, including by means of any lease or license that is in effect a disposition, (each, a “Sale”, which term shall include any transfer designated by the Borrower as a Sale under Section 12.13(e) of the Guarantee and Collateral Agreement) any asset, including any Equity Interest, owned by it, nor will the Borrower permit any of the Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

          (a) Sales in the ordinary course of business of inventory and worn out or surplus equipment and Permitted Investments, and Sales in the ordinary course of business and consistent with past practices of assets other than property, plant,

Investments in Subsidiaries and Intellectual Property; provided that licensing of Intellectual Property in the ordinary course of business and consistent with past practices shall be permitted;

          (b) Sales to the Borrower or a Subsidiary; provided that any such sale, transfer or disposition by a Credit Party to a Subsidiary that is not a Credit Party shall be made in compliance with Section 6.05;

          (c) Sales of accounts receivable or interests therein in Securitization Transactions permitted under Sections 6.01(f), (g), (j), (l), (r) and (t) or in transactions excluded from the definition of “Securitization Transaction” under the proviso thereto;

          (d) Sales of assets in Sale and Leaseback Transactions permitted under Section 6.03;

          (e) (i) Sales of any Equity Interests in any Person that is not a Subsidiary and (ii) Sales, for tax planning or other business purposes, consistent with the Borrower’s past practices, of any Equity Interests in Foreign Subsidiaries to any Foreign Subsidiary whose Equity Interests have been pledged under any of the Security Documents; provided in the case of any Sale under this clause (ii) that the Collateral Agent is hereby authorized and directed to release any security interest under any Security Document in any Equity Interest subject to such Sale if (A) the seller thereof is the Borrower or a Domestic Subsidiary and such release is required in order to obtain the desired amount of consideration from such Sale or (B) after giving effect to such Sale the aggregate fair value of all Equity Interests subject to Sales under this clause (ii), other than those referred to in clause (A), when taken together with all Sales under clause (i)(1)(B) below, shall not exceed $100,000,000;

          (f) Sales to Persons other than the Borrower or any Subsidiary of assets listed on Schedule 6.06; provided that (i) at least 50% of the consideration received in each such Sale of the assets listed on Part I of Schedule 6.06 shall consist of cash and (ii) at least 75% of the consideration received in each such Sale listed on Part II of Schedule 6.06 shall consist of cash;

          (g) Sales to the extent the aggregate value of the consideration received in any such Sale or series of related Sales does not exceed $10,000,000;

          (h) Investments expressly permitted by Section 6.05; and

          (i) Sales (other than Sales of accounts receivable or inventory that are not sold in connection with the Sale of a business or line of business) that are not permitted by any other clause of this Section 6.06; provided that (1) the aggregate consideration received in respect of all such Sales in reliance upon this clause (i) shall not exceed (A) $600,000,000 in the aggregate or (B) when taken together with all Sales under clause (e)(ii)(B) above, $100,000,000 in the aggregate with respect to (x) Sales of Equity Interests in Foreign Subsidiaries pledged as of the Effective Date pursuant to the Security Documents to secure the Obligations and (y) Sales of all or substantially all of the assets of Foreign Subsidiaries whose Equity Interests have been pledged as of the Effective

Date pursuant to the Security Documents to secure the Obligations, (2) all Sales permitted pursuant to this clause (i) shall be made for fair value, as reasonably determined by the Borrower, and (3) except with respect to $100,000,000 of consideration (determined net of any cash or Cash Equivalents subsequently realized on the Sale or the repayment of any portion of non-cash consideration received in connection with a Sale that represented non-cash consideration in excess of 25% of the total consideration received in such Sale) for all such Sales in the aggregate, at least 75% of the consideration received in each such Sale shall consist of cash or Cash Equivalents.

          SECTION 6.07. Restricted Payments. (a) The Borrower will not, and will not permit any of the Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (i) the Borrower may declare and pay dividends payable solely in additional shares of its common stock, (ii) so long as no Event of Default shall exist, the Borrower may declare and pay cash dividends and other regularly scheduled distributions on shares of its Permitted Preferred Stock, (iii) Subsidiaries may make Restricted Payments with respect to any class of their respective Equity Interests so long as such Restricted Payments are made ratably or on a basis more favorable to the Borrower and its Affiliates than ratably, (iv) the Borrower may make Restricted Payments pursuant to and in accordance with stock option or rights plans or other benefit plans for management, employees, directors or consultants of the Borrower or any Subsidiary, (v) the Borrower and its Subsidiaries may make Investments in Subsidiaries expressly permitted by Section 6.05(b), Section 6.05(e) or Section 6.05(s) and Investments expressly permitted under Section 6.05(j), (vi) the Borrower may declare, so long as no Event of Default shall exist, and pay previously declared, cash dividends on its common stock in an aggregate amount during any fiscal year not to exceed $10,000,000 and (vii) the Borrower may during any Dividend Availability Period declare, so long as no Event of Default shall exist, and pay previously declared, cash dividends on its common stock in an aggregate amount during any fiscal year not to exceed $50,000,000.

          (b) The Borrower will not, nor will it permit any of the Subsidiaries to, make or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property), except payments or distributions made in common stock of the Borrower, to any Person other than the Borrower or a Subsidiary in respect of principal of or interest on any Indebtedness the maturity of which is one year or more thereafter, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancelation or termination of any Indebtedness of the Borrower or any Subsidiary the maturity of which is one year or more thereafter, except:

          (i) payments and prepayments under this Agreement (ratably in accordance with the Revolving Applicable Percentages and the DF Applicable Percentages of the Lenders) and the other Credit Facilities Agreements;

          (ii) regularly scheduled and other mandatory interest and principal payments (including pursuant to sinking fund requirements) as and when due in respect of any Indebtedness;

          (iii) refinancings of Indebtedness to the extent permitted by Section 6.01(m), including the payment of customary fees, costs and expenses in connection therewith, and including additional cash payments in an aggregate amount for all such refinancings not to exceed, in the case of any refinancing, 5% of the principal amount being refinanced;

          (iv) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (v) if no Event of Default shall exist or would exist after giving effect thereto, repurchases, repayments or prepayments of Designated Debt;

          (vi) if no Event of Default shall exist or would exist after giving effect thereto, repurchases, repayments or prepayments of Indebtedness of Foreign Subsidiaries in an aggregate amount not greater than $100,000,000 during the term of this Agreement; and

          (vii) if no Event of Default shall exist, other repurchases, repayments or prepayments of Indebtedness in an aggregate amount not greater than $25,000,000 in any calendar year.

          SECTION 6.08. Capital Expenditures. The Borrower and the Subsidiaries will not make Capital Expenditures in any fiscal year in an amount greater than the sum of (a) $700,000,000; provided that to the extent that Capital Expenditures in any fiscal year are less than $700,000,000 plus any additional amount carried forward to such fiscal year pursuant to this proviso, such unused amount may be carried forward to the following fiscal year, plus (b) the aggregate amount of Equity Proceeds received after the Effective Date that shall not have been used (i) to make Capital Expenditures under this clause (b) or (ii) to make Investments under Section 6.05(e).

          SECTION 6.09. Interest Expense Coverage Ratio. The Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense for any period of four consecutive fiscal quarters to be less than 2.00 to 1.00.

          SECTION 6.10. Senior Secured Indebtedness Ratio. The Borrower will not permit the ratio at the end of any fiscal quarter of (a) Consolidated Net Secured Indebtedness at such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended at such date, to be greater than 3.50 to 1.00.

ARTICLE VII

Events of Default

          SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of (i) in the case of fees and interest payable under Sections 2.10 and 2.11, respectively, five Business Days, and (ii) in the case of any other fees, interest or other amounts (other than those referred to in paragraph (a) above), five Business Days after the earlier of (A) the day on which a Financial Officer first obtains knowledge of such failure and (B) the day on which written notice of such failure shall have been given to the Borrower by the Administrative Agent or any Lender or Issuing Bank;

          (c) any representation or warranty made or deemed made by or on behalf of any Credit Party in any Credit Document or any amendment or modification thereof or waiver thereunder shall prove to have been incorrect when made or deemed made in any respect material to the rights or interests of the Lenders under the Credit Documents;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence) or 5.08 or in Article VI;

          (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Credit Document (other than those specified in clauses (a), (b) and (d) of this Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender); provided that the failure of any Credit Party to perform any covenant, condition or agreement made in any Credit Document (other than this Agreement) shall not constitute an Event of Default unless such failure shall be (i) wilful or (ii) material to the rights or interests of the Lenders under the Credit Documents;

          (f) the Borrower or any Consolidated Subsidiary shall fail to make any payment of principal in respect of any Material Indebtedness at the scheduled due date thereof and such failure shall continue beyond any applicable grace period, or any event or condition occurs that results in any Material Indebtedness (other than any Securitization Transaction existing on March 31, 2003) becoming due or being required to be prepaid, repurchased, redeemed, defeased or terminated prior to its scheduled maturity (other than, in the case of any Securitization Transaction, any event or condition not caused by an act or omission of the Borrower or any Subsidiary, if the Borrower shall furnish to the Administrative Agent a certificate to the effect that after the termination of such Securitization Transaction the Borrower and the Subsidiaries that are a party thereto have sufficient liquidity to operate their businesses in the ordinary course); provided that this clause (f) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms and conditions of this Agreement or (ii) Material Indebtedness of any Foreign Subsidiary if the Borrower is unable, due to applicable law restricting Investments in such Foreign Subsidiary, to make an Investment in such Foreign Subsidiary to fund the payment of such Material Indebtedness;

          (g) any event or condition occurs that continues beyond any applicable grace period and enables or permits the holder or holders of any Material Indebtedness (other than any Securitization Transaction existing on March 31, 2003) or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption, defeasance or termination thereof, prior to its scheduled maturity; provided, that (i) no Event of Default shall occur under this paragraph (g) as a result of any event or condition relating to any Securitization Transaction, other than any default in the payment of principal or interest thereunder and (ii) this clause (g) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms and conditions of this Agreement or (B) Material Indebtedness of any Foreign Subsidiary if the Borrower is unable, due to applicable law restricting Investments in such Foreign Subsidiary, to make an Investment in such Foreign Subsidiary to fund the payment of such Material Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, moratorium, suspension of payment or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, bankruptcy, moratorium, suspension of payment or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets,

(iv) make a general assignment for the benefit of creditors or (v) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Material Subsidiary shall admit in writing its inability or fail generally to pay its debts as they become due;

          (k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would be materially likely to result in a Material Adverse Change;

          (l) Liens created under the Security Documents shall not be valid and perfected Liens on a material portion of the Collateral;

          (m) any Guarantee of the Obligations under the Guarantee and Collateral Agreement or the Canadian Security Documents shall fail to be a valid, binding and enforceable Guarantee of one or more Subsidiary Guarantors where such failure would constitute or be materially likely to result in a Material Adverse Change; or

          (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) reduce the Commitments to zero, and thereupon the Commitments and each LC Commitment shall immediately be reduced to zero, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) demand cash collateral with respect to any Letter of Credit pursuant to Section 2.04(j) (it being agreed that such demand will be deemed to have been made with respect to all Letters of Credit if any Loans are declared to be due and payable as provided in the preceding clause (ii)); and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically be reduced to zero, and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, and the Borrower’s obligation to provide cash collateral for Letters of Credit shall become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

The Agents

          Each of the Lenders and Issuing Banks hereby irrevocably appoints the Agents as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof and of the other Credit Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank or banks serving as the Agents hereunder shall have the same rights and powers in their capacity as Lenders or Issuing Banks as any other Lender or Issuing Bank and may exercise the same as though they were not Agents, and such bank or banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if they were not Agents hereunder.

          The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agents are required to exercise in writing by the Majority Lenders, and (c) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information communicated to the Agents by or relating to the Borrower or any Subsidiary. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Majority Lenders or the Lenders, as the case may be, or in the absence of their own gross negligence or wilful misconduct. In addition, the Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by the Borrower or a Lender or Issuing Bank, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Agents.

          The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by them to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to them orally or by telephone and believed by them to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel

(who may be counsel for the Borrower), independent accountants and other experts selected by them with reasonable care, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

          The Agents may perform any and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by the Agents. The Agents and any such sub-agent may perform any and all their duties and exercise their rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Agents and any such sub-agent.

          Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor with the Borrower’s written consent (which shall not be unreasonably withheld or delayed and shall not be required from the Borrower if an Event of Default has occurred and is continuing). If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, with the Borrower’s written consent (which shall not be unreasonably withheld or delayed and shall not be required if an Event of Default has occurred and is continuing), appoint a successor Agent which shall be a bank or an Affiliate thereof, in each case with a net worth of at least $1,000,000,000 and an office in New York, New York. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Agents or any other Lender or Issuing Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or Issuing Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

          Notwithstanding any other provision contained herein, (a) each Lender and each Issuing Bank acknowledges that the Administrative Agent is not acting as an agent of the Borrower and that the Borrower will not be responsible for acts or failures to act on the part of the Administrative Agent and (b) neither the Syndication Agent nor any of the Documentation Agents shall, in its capacity as such, have any responsibilities under this Agreement or the other Credit Documents.

          Without prejudice to the provisions of this Article VIII, each Lender and Issuing Bank hereby irrevocably appoints and authorizes the Collateral Agent (and any successor acting as Collateral Agent) to act as the person holding the power of attorney (in such capacity, the “fondé de pouvoir”) of the Lenders and Issuing Banks as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties which are conferred upon the fondé de pouvoir under any hypothec. Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each Lender and Issuing Bank hereby irrevocably appoints and authorizes the Collateral Agent (and any successor acting as Collateral Agent) (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Lenders and Issuing Banks to hold and to be the sole registered holder of any debenture which may be issued under any hypothec, the whole notwithstanding Section 32 of the Act Respecting the Special Powers of Legal Persons (Quebec) or any other applicable law. In this respect, (i) the Custodian shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by any pledge of any such debenture and owing to each Lender and Issuing Bank, and (ii) each Lender and Issuing Bank will be entitled to the benefits of any charged property covered by any hypothec and will participate in the proceeds of realization of any such charged property, the whole in accordance with the terms hereof.

          Each of the fondé de pouvoir and the Custodian shall (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to fondé de pouvoir and the Custodian (as applicable) with respect to the charged property under any hypothec, any debenture or pledge thereof relating to any hypothec, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders or the Issuing Banks, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, any debenture or pledge thereof relating to any hypothec, applicable laws or otherwise and on such terms and conditions as it may determine from time to time. Any person who becomes a Lender or an Issuing Bank shall be deemed to have consented to and confirmed: (y) the fondé de pouvoir as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Lender or Issuing Bank, all actions taken by the fondé de pouvoir in such capacity, (z) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Lender or Issuing Bank, all actions taken by the Custodian in such capacity.

ARTICLE IX

Miscellaneous

          SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

          (i) if to the Borrower, to it at 1144 East Market Street, Akron, Ohio, 44316-0001, Attention of the Treasurer (Telecopy No. (330) 796-6502 or (330) 796-8836);

          (ii) if to the Administrative Agent, to JPMorgan Chase Bank, Loan & Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Debbie Meche and Cliff Trapani (Telecopy No. (713) 750-2938), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, NY 10017, Attention of Robert Kellas (Telecopy No. (212) 270-5100);

          (iii) if to a Lender, to it at its address (or telecopy number or e-mail address) set forth in Schedule 2.01 or its Administrative Questionnaire; and

          (iv) if to any Issuing Bank, to it at the address most recently specified by it in a notice delivered to the Administrative Agent and the Borrower.

          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          (c) Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by any of the Agents, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

          (b) No Credit Document (other than any Issuing Bank Agreement or any letter of credit application referred to in Section 2.04(a) or (b)) or any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties party thereto and the Administrative Agent or Collateral Agent, as the case may be, with the consent of the Majority Lenders; provided, that no such agreement shall (i) increase the Commitment of any Lender or extend the Commitment Termination Date with respect to any Lender without the written consent of such Lender, (ii) reduce or forgive all or part of the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fee payable hereunder, or reduce the Deposit Return, without the prior written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or the required date of reimbursement of any LC Disbursement, or date for the payment of any interest on any Loan or any fee, or reduce the amount of, waive or excuse any such payment, without the prior written consent of each Lender adversely affected thereby, (iv) release all or substantially all the Subsidiary Guarantors from their Guarantees under the Guarantee and Collateral Agreement, or release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (v) change any provision of the Guarantee and Collateral Agreement or any other Security Document to alter the amount or allocation of any payment to be made to the Secured Parties, without the written consent of each adversely affected Lender, (vi) change Section 2.16 in a manner that would alter the pro rata sharing of any payment without the written consent of each Lender adversely affected thereby, (vii) change any of the provisions of this Section or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (viii) change any provision of any Credit Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently from those holding Loans of the other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of the adversely affected Class or (ix) at any time amend, modify or otherwise alter in a manner which would increase the amount of the Borrowing Base Availability (A) the advance rates used in determining the Borrowing Base, without the prior written consent of Lenders having aggregate Credit Exposures and unused Commitments representing at least 80% of the sum of the total Credit Exposures and unused Commitments at such time or (B) the eligibility standards used in determining the Borrowing Base, without the prior written consent of Lenders having aggregate Credit Exposures and unused Commitments representing at least 66-2/3% of the sum of the total Credit Exposures and unused Commitments at such time; provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or Issuing Bank under any Credit Document, or any provision of any Credit Document providing for payments by or to the Administrative Agent or any Issuing Bank (or, in the case of any Issuing Bank, any provision of Section 2.04 affecting such Issuing Bank or any provision relating to the purchase of participations in Letters of Credit or requiring that the maintenance of

Deposits at least equal the Undrawn/Unreimbursed DF LC Exposure), in each case without the prior written consent of such Agent or Issuing Bank, as the case may be; provided further, that so long as the rights or interests of any Lender shall not be adversely affected in any material respect, the Guarantee and Collateral Agreement or any other Security Document may be amended without the consent of the Majority Lenders (A) to cure any ambiguity, omission, defect or inconsistency, or (B) to provide for the addition of any assets or classes of assets to the Collateral. Any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of a particular Class (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Administrative Agent (and, if their rights or obligations are affected thereby or if their consent would be required under the preceding provisions of this paragraph, the Issuing Banks) and the Lenders that will remain parties hereto after giving effect to such amendment if (1) by the terms of such agreement the Commitments of each Lender not consenting to the amendment provided for therein shall be reduced to zero upon the effectiveness of such amendment and (2) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

          (c) Notwithstanding anything in paragraph (b) of this Section to the contrary, this Agreement and the other Credit Documents may be amended at any time and from time to time to increase the aggregate Revolving Commitments and/or the aggregate DF Commitments by an agreement in writing entered into by the Borrower, the Administrative Agent, the Collateral Agent and each Person (including any Lender) that shall agree to provide any such additional Commitment (but without the consent of any other Lender), and each such Person that shall not already be a Lender shall, at the time such agreement becomes effective, become a Lender with the same effect as if it had originally been a Lender under this Agreement with the Commitment set forth in such agreement; provided, however, that: (i) the aggregate amount of such additional Commitments established pursuant to this paragraph shall not exceed $250,000,000; (ii) no Default or Event of Default shall exist at the time such amendment becomes effective; (iii) in the case of any additional Revolving Commitment that is to be provided by a Person that is not a Revolving Lender immediately prior to the effectiveness of such amendment, each Principal Issuing Bank shall have consented to such Person becoming a Revolving Lender, and (iv) the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks) of Covington & Burling, counsel for the Borrower (or other counsel for the Borrower reasonably satisfactory to the Administrative Agent) in a form reasonably acceptable to the Administrative Agent but in substance to the effect that the incurrence of each Loan, Letter of Credit and LC Disbursement under such additional Commitments, and each Lien securing them, will be permitted under the Junior Lien Indenture and each other indenture or other agreement governing any Material Indebtedness in effect at the time of the effectiveness of such amendment, and such Loans, Letters of Credit and LC Disbursements will constitute Designated Senior Obligations under the Lien Subordination and Intercreditor Agreement. Each Loan, Letter of Credit and LC Disbursement under such additional Commitments established pursuant to this paragraph shall constitute Loans, Letters of Credit and LC Disbursements under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests and Liens created by the Guarantee and Collateral Agreement and the other Security Documents. The Borrower shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that all requirements under the Credit Documents in respect of the provision and maintenance of Collateral continue to be satisfied after the establishment of any such additional Commitments. In the event that the Borrower elects to establish any additional Commitments of either Class pursuant to this paragraph, the Borrower will afford the then existing Lenders an opportunity to provide such additional Commitments.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Arrangers and their Affiliates (including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Agents and the Arrangers, and other local and foreign counsel for the Agents and Arrangers, limited to one per jurisdiction, in connection with the Security Documents and the creation and perfection of the Liens created thereby and other local and foreign law matters) in connection with the arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or similar negotiations in respect of such Loans or Letters of Credit. The Borrower also shall pay all out-of-pocket expenses incurred by the Collateral Agent in connection with the creation and perfection of the security interests contemplated by this Agreement, including all filing, recording and similar fees and, as more specifically set forth above, the reasonable fees and disbursements of counsel (including foreign counsel in connection with Foreign Pledge Agreements).

          (b) The Borrower shall indemnify each Agent, each Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any

Indemnitee), incurred by or asserted against any Indemnitee and arising out of (i) the execution or delivery of this Agreement or any other Credit Document or other agreement or instrument contemplated hereby, the syndication and arrangement of the credit facilities provided for herein, the performance by the parties hereto of their respective obligations or the exercise by the parties hereto of their rights hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses shall have resulted from the gross negligence or wilful misconduct of such Indemnitee or the breach by such Indemnitee of obligations set forth herein or in any other Credit Document.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, any Arranger or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, Arranger or Issuing Bank, as the case may be, such Lender’s percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on the outstanding Loans and LC Exposures and unused Commitments of such Lender and the other Lenders (or, if the Commitments of any Class shall have been reduced to zero and there shall be no outstanding Loans or LC Exposures of such Class, based on the Loans and LC Exposures and unused Commitments of such Class most recently in effect)) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, Arranger or Issuing Bank in its capacity as such.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Indemnitees and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitees, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Arrangers, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) (i)Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Loans at the time owing to it and its Deposit) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

          (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, a Federal Reserve Bank or, if an Event of Default has occurred and is continuing, any other assignee; provided further that the consent of the Borrower shall be required for an assignment by any Revolving Lender to any Person (other than a Revolving Lender or a Federal Reserve Bank);

          (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender, an Affiliate of a Lender, a Federal Reserve Bank or an Approved Fund; provided further that the consent of the Administrative Agent shall be required for an assignment by any Revolving Lender to any Person (other than a Revolving Lender or a Federal Reserve Bank); and

          (C) in the case of any assignment of a Revolving Commitment or any interests in a Revolving Letter of Credit or Revolving LC Disbursement, each Principal Issuing Bank; provided that no consent of any Principal Issuing Bank shall be required for an assignment to an assignee that is a Federal Reserve Bank.

          (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 or, if smaller, the entire remaining amount of the assigning Lender’s applicable Commitment unless each of the Borrower and the Administrative Agent shall otherwise consent, provided (i) that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (ii) in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection;

          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one

Class of Commitments or Loans

          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable;

          (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

          (E) in connection with each assignment of a DF Commitment, DF Loan or DF LC Exposure, the Deposit of the assignor Lender shall not be released, but shall instead be purchased by the relevant assignee and continue to be held for application (to the extent not already applied) in accordance with Article II to satisfy such assignee’s obligations in respect of such DF Loans and such DF LC Exposure. Each Lender agrees that immediately prior to each assignment (i) the Administrative Agent shall establish a new Sub-Account in the name of the assignee, (ii) a corresponding portion of the Deposit credited to the Sub-Account of the assignor Lender shall be purchased by the assignee and shall be transferred from the assignor’s Sub-Account to the assignee’s Sub-Account and (iii) if after giving effect to such assignment the DF Commitment of the assignor Lender shall be zero, the Administrative Agent shall close the Sub-Account of such assignor Lender.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. Each assignment hereunder shall be deemed to be an assignment of the related rights under the Guarantee and Collateral Agreement and each other applicable Security Document.

          (iv) The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the

Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (vi) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of their obligations under this Agreement or under any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; (iii) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Assumption and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to them by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (each a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment, the Loans and its Deposit owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant and that, under Section 9.02, would require the consent of each affected Lender. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(d) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, which consent shall specifically refer to this exception. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(f) as though it were a Lender.

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Total Commitment has not been reduced to zero. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the reduction of the Total Commitment to zero, the expiration or termination of the Letters of Credit or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration; Effectiveness; Issuing Banks. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents, the Issuing Bank Agreements and any separate letter agreements with respect to fees payable to the Administrative Agent or the Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in Section 4.01. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. Each financial institution that shall be party to an Issuing Bank Agreement executed by the Borrower and the Administrative Agent shall be a party to and an Issuing Bank under this Agreement, and shall have all the rights and duties of an Issuing Bank hereunder and under its Issuing Bank Agreement. Each Lender hereby authorizes the Administrative Agent to enter into Issuing Bank Agreements.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. No failure to obtain any approval required for the effectiveness of any provision of this Agreement shall affect the validity or enforceability of any other provision of this Agreement.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing and the Loans shall have become due and payable pursuant to Article VII, each Lender, each Issuing Bank and each Affiliate of any of the foregoing is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each of the Lenders and the Issuing Banks under this Section are in addition to other rights and remedies (including other rights of setoff) which such Person may have.

          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

          (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE

BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors who have been informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent requested by any regulatory authority (including the NAIC), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent necessary or advisable in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the written consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower or Persons acting on its behalf relating to the Borrower or its business, other than any such information that is available to any Agent, any Issuing Bank or any Lender prior to disclosure by the Borrower on a nonconfidential basis from a source other than the Borrower that is not known by the recipient to be bound by a confidentiality agreement or other obligation of confidentiality with respect to such information.

          SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Alternate Base Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14. Security Documents. Each Lender hereby irrevocably authorizes and directs the Collateral Agent to execute and deliver the Guarantee and Collateral Agreement, the Lenders Lien Subordination and Intercreditor Agreement, each other Security Document and the amendment and restatement as of the Effective Date of the European Guarantee and Collateral Agreement and to carry out the provisions thereof. Each Lender, by executing and delivering this Agreement, acknowledges receipt of a copy of the Guarantee and Collateral Agreement and the amendment and restatement of the European Guarantee and Collateral Agreement and approves and agrees to be bound by and to act in accordance with the terms and conditions of the Guarantee and Collateral Agreement and each other Security Document insofar as they relate to or require performance by the Lenders, specifically including (i) the provisions of Article III of the Guarantee and Collateral Agreement (providing for the continuation of the Liens securing the “US Miscellaneous Obligations”, as defined in the 2003 MGCA, as Liens ranking pari passu with the Liens securing the Obligations), (ii) the provisions of Article VII of the Guarantee and Collateral Agreement (governing the exercise of remedies under the Security Documents and the distribution of the proceeds realized from such exercise), (iii) the provisions of Articles IX and X of the Guarantee and Collateral Agreement (relating to the duties and responsibilities of the Collateral Agent thereunder and providing for the indemnification and the reimbursement of expenses of the Collateral Agent thereunder by the Lenders), and (iv) the provisions of Section 12.13 of the Guarantee and Collateral Agreement (providing for releases of Guarantees of and Collateral securing the Obligations). Each party hereto further agrees that the foregoing provisions of the Guarantee and Collateral Agreement shall apply to each other Security Document. In the event that the Borrower shall incur Indebtedness to refinance or replace Indebtedness under the Second Lien Agreement in compliance with Sections 6.01(m) and 6.02(n), each Lender hereby irrevocably authorizes and directs the Collateral Agent to enter into an intercreditor agreement on substantially the same terms as those of the Lenders Lien Subordination and Intercreditor Agreement (as in effect at the time of such refinancing or replacement) with the holders of such Indebtedness or their representative.

          SECTION 9.15. Additional Financial Covenants. Notwithstanding anything else contained herein to the contrary, in the event that any maintenance financial covenant other than the financial covenants set forth in Sections 6.09 and 6.10 is included in the Second Lien Agreement, the Third Lien Agreement or any Senior Subordinated-Lien Document (as defined in Schedule 1.01C), such covenant will be deemed to be added to Article VI of this Agreement automatically, without the need for any further action whatsoever.

          SECTION 9.16. USA Patriot Act Notice. Each Lender and Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender or Issuing Bank) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE GOODYEAR TIRE & RUBBER COMPANY,

by	/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and Collateral Agent,

by	/s/ Bernard J. Lillis

Name: Bernard J. Lillis
Title: Managing Director

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: JPMorgan Chase Bank, N.A.,

by	/s/ Bernard J. Lillis

Name: Bernard J. Lillis
Title: Managing Director

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: Allied Irish Banks p.l.c.,

by	/s/ Martin S. Chin

Name: Martin S. Chin
Title: Vice President

by	/s/ John Parrace

Name: John Parrace
Title: SVP

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: Bank of America N.A.,

by	/s/ Debra A. Rathberger

Name: Debra A. Rathberger
Title: Senior Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: The Bank of New York,

by	/s/ Kenneth R. McOrnnel

Name: Kenneth R. McOrnnel
Title: Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: Bayerische Landesbank,

by
/s/ Oliver Hildenbrand

Name: Oliver Hildenbrand
Title: First Vice President

by
/s/ Norman McClave

Name: Norman McClave
Title: First Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: State of California Public Employees’ Retirement System,

by
/s/ Curtis D. Ishii

Name: Curtis D. Ishii
Title: Senior Investment Official

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: The CIT Group/ Business Credit,

by
/s/ James A. Brennen, Jr.

Name: James A. Brennen, Jr.
Title: Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: Citicorp USA, Inc.,

by
/s/ James R. Williams

Name: James R. Williams
Title: Director and Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: Commerzbank Aktiengesellschaft New York and Grand Cayman Branches

by
/s/ Graham A. Warning

Name: Graham A. Warning
Title: Assistant Vice President

by
/s/ John Marlati

Name: John Marlati
Title: Senior Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: General Electric Capital Corporation,

by
/s/ Donald J. Cavanagh

Name: Donald J. Cavanagh
Title: Duly Authorized Signatory

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: GMAC Commercial Finance LLC,

by
/s/ W. Wakefield Smith

Name: W. Wakefield Smith
Title: Director

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: HSBC Business Credit (USA) Inc.,

by
/s/ Matthew R. Rickert

Name: Matthew R. Rickert
Title: Assistant Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: ING Capital LLC,

by
/s/ Doug S. Clarida

Name: Doug S. Clarida
Title: Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: KeyBank National Association,

by
/s/ Robert F. Pollis, Jr.

Name: Robert F. Pollis, Jr.
Title: Senior Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: LaSalle Business Credit, LLC,

by
/s/ C. John Mostofi

Name: C. John Mostofi
Title: Senior Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.,

by
/s/ Richard Holston

Name: Richard Holston
Title: Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: MFS Floating Rate High Income Fund,

by
/s/ Philip Robbins

Name: Philip Robbins
Title: Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: Natexis Banques Populaires,

by
/s/ Nicolas Regent

Name: Nicolas Regent
Title: Vice president Multinational

by
/s/ P. J. van Tullen

Name: P. J. van Tullen
Title: Group Head

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: National City Business Credit, Inc.,

by
/s/ Michael Fine

Name: Michael Fine
Title: Director

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: N.M. Rothschild & Sons Limited,

by
/s/ C.R. Keay

Name: C.R. Keay
Title: Managing Director

by
/s/ Andrew Radkewick

Name: Andrew Radkewick
Title: Director

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: North Fork Business Capital Corp.,

by
/s/ Michael S. Burns

Name: Michael S. Burns
Title: Senior Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: PNC Bank, National Association,

by
/s/ Sara V. Traberman

Name: Sara V. Traberman
Title: Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: Protective Life Insurance Company,

by
/s/ Diane S. Griswold

Name: Diane S. Griswold
Title: Assistant Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: Siemens Financial Services,

by
/s/ Frank Amodio

Name: Frank Amodio
Title: Vice President Credit

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: The Royal Bank of Scotland plc,

by
/s/ Craig Hamrab

Name: Craig Hamrab
Title: Senior Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: UBS Loan Finance LLC,

by
/s/ Wilfred V. Sahn

	Name:	Wilfred V. Sahn
	Title:	Director Banking Products
Services, US

by
/s/ Joselin Fernandes

	Name:	Joselin Fernandes
	Title:	Associate Director Banking
Products Services, US

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: UFJ Bank Limited,

by
/s/ Russell Bohner

Name: Russell Bohner
Title: Vice President

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: UPS Capital Corporation,

by
/s/ John P. Holloway

Name: John P. Holloway
Title: Director of Portfolio Management

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: Wachovia Capital Finance Corp. (Central),

by
/s/ Laura Dixon

Name: Laura Dixon
Title: Associate

Signature Page to
The Goodyear Tire & Rubber Company’s
First Lien Credit Agreement Dated as of
April 8, 2005

LENDER: Wells Fargo Foothill, LLC,

by
/s/ Gary Tachs

Name: Gary Tachs
Title: Executive Vice President